UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

Information Required In Proxy Statement

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

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☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

ARTHUR J. GALLAGHER & CO.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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ARTHUR J. GALLAGHER & CO.

The Gallagher Centre

Two Pierce Place

Itasca, Illinois 60143-3141

April 5, 2007

Dear Stockholder:

Our Annual Meeting will be held on Tuesday, May 15, 2007, at 9:00 a.m., Central Time, at The Gallagher Centre, Two Pierce Place, Second Floor, Itasca, Illinois.

The formal Notice of Annual Meeting of Stockholders and Proxy Statement accompanying this letter describe the business requiring action at the meeting. A presentation by me will provide information on the business and progress of your Company during 2006 and our directors and officers will be available to answer your questions.

We appreciate the interest of our stockholders in Arthur J. Gallagher & Co. and are pleased that in the past so many of you have exercised your right to vote your shares. We hope that you continue to do so.

Whether or not you plan to attend, please mark, sign, date and mail the accompanying proxy card as soon as possible. The enclosed envelope requires no postage if mailed in the United States. If you attend the meeting, you may revoke your proxy and vote personally.

Cordially,

J. PATRICK GALLAGHER, JR.

Chairman of the Board

ARTHUR J. GALLAGHER & CO.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held May 15, 2007

To the Stockholders of

ARTHUR J. GALLAGHER & CO.:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Arthur J. Gallagher & Co. (the "Company") will be held Tuesday, May 15, 2007, at 9:00 a.m., Central Time, at The Gallagher Centre, Two Pierce Place, Second Floor, Itasca, Illinois for the following purposes:

1.	To elect three Class II directors;

2.	To ratify the appointment of Ernst & Young LLP as independent registered public accounting firm for the fiscal year ending December 31, 2007;

3.	To transact such other business as may properly come before the meeting and any adjournment thereof.

The Board of Directors has fixed the close of business on March 19, 2007 as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting.

Whether or not you plan to attend the Annual Meeting, you are urged to mark, date and sign the enclosed proxy and return it promptly so your vote can be recorded. If you are present at the meeting, you may revoke your proxy and vote in person.

Date: April 5, 2007

By Order of the Board of Directors

JOHN C. ROSENGREN

Secretary

YOUR VOTE IS IMPORTANT. PLEASE COMPLETE, DATE, SIGN AND PROMPTLY RETURN YOUR PROXY IN THE ENCLOSED ENVELOPE, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON.

ARTHUR J. GALLAGHER & CO.

The Gallagher Centre

Two Pierce Place

Itasca, Illinois 60143-3141

PROXY STATEMENT

GENERAL INFORMATION

Use of Proxies

This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Arthur J. Gallagher & Co. (the “Company”) of proxies to be voted at the Annual Meeting of Stockholders to be held on Tuesday, May 15, 2007, in accordance with the foregoing notice. This Proxy Statement and accompanying proxy are first being mailed to stockholders on or about April 5, 2007.

Any proxy may be revoked by the person giving it at any time before it is voted by delivering to the Secretary of the Company a written notice of revocation or a duly executed proxy bearing a later date. Shares represented by a proxy, properly executed and returned to the Company and not revoked, will be voted at the Annual Meeting.

Shares will be voted in accordance with the directions of the stockholder as specified on the proxy. In the absence of directions, the proxy will be voted FOR the election of the Class II directors named as the nominees in this Proxy Statement and FOR the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2007. Any other matters that may properly come before the meeting will be acted upon by the persons named in the accompanying proxy in accordance with their discretion.

Record Date and Voting Securities

The close of business on March 19, 2007 has been fixed as the record date (the “Record Date”) for the determination of stockholders entitled to notice of and to vote at the Annual Meeting and any adjournment thereof. As of the Record Date, the Company had 99,247,687 shares of Common Stock outstanding and entitled to vote. Each share of Common Stock is entitled to one vote, exercisable in person or by proxy. There are no other outstanding securities of the Company entitled to vote, and there are no cumulative voting rights with respect to the election of directors.

The presence, in person or by proxy, of a majority of the outstanding shares of Common Stock of the Company is necessary to constitute a quorum at the Annual Meeting. An automated system administered by the Company’s transfer agent tabulates the votes. Abstentions and broker non-votes are included in the number of shares present and voting for the purpose of determining if a quorum is present. Abstentions are also included in the tabulation of votes cast on proposals presented to the stockholders but broker non-votes are not.

CORPORATE GOVERNANCE

Board of Directors

The Company’s Board of Directors has the responsibility to review the overall operations of the Company. The Board members are kept informed of the Company’s results of operations and proposed plans and business objectives through reports and documents provided to the Board on a regular basis by the Company’s management.

William L. Bax is currently a member of the Board of Directors as a Class II director, having been appointed to fill a vacancy in such Class on October 19, 2006. The Company’s Restated Certificate of Incorporation and By-Laws provide that any director appointed to fill a vacancy shall hold office until the term of the class of directors to which he or she was appointed. The expiration of the initial term of Mr. Bax will occur at the 2007 Annual Meeting. Mr. Bax was initially identified to the Nominating/Governance Committee by members of the existing Board of Directors.

The Governance Guidelines adopted by the Board provide guidelines for the Company and the Board of Directors to ensure effective corporate governance. The Governance Guidelines cover topics including, but not limited to, director qualification standards, Board and committee composition, director responsibilities, director compensation, director access to management and independent advisors, director orientation and continuing education, succession planning and annual evaluations of the Board and its committees.

Our Governance Guidelines provide that the Board of Directors is to be composed of a majority of independent directors. No director qualifies as independent unless the Board affirmatively determines that the director has no material relationship with the Company, either directly or as a partner, stockholder or officer of an organization that has a relationship with the Company. Our Governance Guidelines may be found on the Investor Relations page of our web site at www.ajg.com. The Board makes independence determinations based on the following criteria, in addition to any other relevant facts and circumstances:

•	A director who is an employee, or whose immediate family member is an executive officer, of the Company is not independent until three years after the end of such employment relationship.

•

A director who receives, or whose immediate family member receives, more than $100,000 during any twelve-month period in direct compensation from the Company, other than director compensation (including option and restricted stock grants) and committee fees, gains from the exercise of options and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service), is not independent until three years after he or she ceases to receive more than $100,000 during a twelve-month period.

•

A director who is affiliated with or employed by, or whose immediate family member is affiliated with or employed by, the Company’s internal or external auditor is not independent until three years after the end of the affiliation, employment or the auditing relationship.

•

A director who is employed, or whose immediate family member is employed, as an executive officer of another company where any of the Company’s present executives serves or served on that company’s compensation committee is not independent until three years after the end of such service or the employment relationship.

•	A director who is an employee, or whose immediate family member is an executive officer, of another company that makes payments to, or receives payments from, the Company for property or services in an amount which, in any single fiscal year, exceeds the greater of $1 million or 2% of such other company’s consolidated gross revenues is not independent until three years after falling below such threshold.

With respect to Ms. McCurdy, the Board also considered that she is a partner of Lord Bissell & Brook LLP, a law firm from which we received services in the ordinary course of business and for which we provide insurance brokerage services in the ordinary course of business. There were no other transactions, relationships or arrangements pertaining to any non-employee director considered by our Board in determining the independence of our non-employee directors.

The Board has reviewed the independence of our current non-employee directors and nominees and found that each of them, William L. Bax, T. Kimball Brooker, Gary P. Coughlan, Ilene S. Gordon, Elbert O. Hand, David S. Johnson, Kay W. McCurdy and James R. Wimmer are independent in accordance with the rules of the New York Stock Exchange (“NYSE”) and the Company’s independence guidelines. In addition the Board determined that our director and Chairman, J. Patrick Gallagher, Jr., is not, and our former director and Chairman, Robert E. Gallagher, was not, independent within the meaning of the rules of the NYSE and our independence requirements.

The Company’s policy is to encourage Board members to attend the Company’s annual meeting. All nine Board members then in office attended the Company’s annual meeting held on May 16, 2006.

During 2006, the Board of Directors met eight times. All of the directors attended 75% or more of the aggregate meetings of the Board and Board committees on which they served. The Board of Directors has the following Committees with the following members:

Audit	Compensation	Nominating/ Governance	Compliance	Executive
Gary P. Coughlan(1) William L. Bax T. Kimball Brooker James R. Wimmer	T. Kimball Brooker(1) Ilene S. Gordon Elbert O. Hand David S. Johnson Kay W. McCurdy	Ilene S. Gordon(1) Elbert O. Hand David S. Johnson Kay W. McCurdy James R. Wimmer	James R. Wimmer(1) J. Patrick Gallagher, Jr. Ilene S. Gordon Elbert O. Hand	J. Patrick Gallagher, Jr. James R. Wimmer

(1)	Chair.

Nominating/Governance Committee

The Board has established a Nominating/Governance Committee, which has the responsibility to (i) identify and recommend individuals qualified to be directors of the Company to the Board for appointment to the Board or to stand for election at the Company’s annual meeting of stockholders, (ii) identify individuals to fill vacancies on the Board, (iii) identify Board members to serve on committees of the Board and recommend such nominees to the Board, (iv) make recommendations to the Board regarding changes and composition of the Board, (v) develop and recommend to the Board director independence standards, (vi) develop and recommend to the Board governance guidelines, (vii) review the governance guidelines at least once a year, (viii) review annually its charter, (ix) conduct an annual performance review, (x) report to the Board, (xi) provide oversight on the evaluation of management, (xii) develop an annual self-evaluation process for the Board and its committees, (xiii) select, retain, terminate and approve the fees and other retention terms of special counsel or consultants to the Committee, and (xiv) retain and terminate consultants and search firms to help identify director candidates. At the recommendation of the Committee, the Board approved the

Governance Guidelines developed by the Committee and such guidelines have been periodically updated and amended by the Committee and the Board.

The Nominating/Governance Committee of the Board of Directors is governed by a charter approved by the Board of Directors, a copy of which is available on the Company’s website at www.ajg.com. Each of the members of the Nominating/Governance Committee meets the independence requirements of the NYSE for nominating committee members. The Nominating/Governance Committee met three times in 2006.

Nomination of Directors

It is the policy of the Nominating/Governance Committee to consider candidates for director recommended by stockholders. In order to recommend a candidate, stockholders must submit the individual’s name and qualifications in writing to the Committee (in care of the Chair at the Company’s principal office). The Board seeks members from diverse professional backgrounds who combine a broad spectrum of experience and expertise with a reputation for integrity. Directors should have experience in positions with a high degree of responsibility, be leaders in the organizations with which they are affiliated, be selected based on contributions they can make to the Board and management and be free from relationships or conflicts of interest that could interfere with the director’s duties to the Company and its stockholders.

In identifying and evaluating nominees for director, the Committee takes into account the applicable requirements for directors under the Exchange Act and the listing standards of the NYSE. In addition, the Committee may take into consideration such factors and criteria as it deems appropriate, including the nominee’s judgment, skill, integrity, diversity, and business or other experience. The Committee may (but is not required to) consider candidates suggested by management or other members of the Board. The Committee evaluates candidates recommended by stockholders in the same manner it evaluates any other nominee. The Committee may from time to time (but is not required to) hire consultants or search firms to help the Committee identify and/or evaluate potential nominees.

The Company’s by-laws establish advance notice procedures with regard to the nomination by a stockholder of a candidate for election as a director. In general, the Company must receive notice not less than 45 days prior to the annual meeting of stockholders of the Company. Such notice must comply with the information requirements set forth in the by-laws relating to stockholder nominations, including providing the consent of any nominee to serve as a director, if elected.

Audit Committee

The Board has established an Audit Committee which has the responsibility to (i) annually review the committee’s charter, (ii) review and discuss the annual audited financial statements and quarterly financial statements with management and the independent auditor, (iii) review with the independent auditor any audit problems or difficulties, (iv) appoint, retain, terminate, compensate and oversee the independent auditor, (v) obtain and review, at least annually, a report from the independent auditor, (vi) meet periodically with each of the Company’s independent auditor, management and chief internal auditor, (vii) consider the independent auditor’s judgments about the Company’s accounting principles and review major changes to the Company’s auditing and accounting principles and practices suggested by the independent auditor or management, (viii) review the Company’s financial reporting processes and internal controls based on consultation with the independent auditor and the internal audit department, (ix) review with the independent auditor and management the implementation of changes or improvements in financial or accounting practices, (x) review legal, disclosure or other matters having a material impact on the Company’s financial statements and legal compliance matters, (xi) prepare an audit committee report to be included in the annual proxy statement, (xii) obtain assurance from the independent auditor that the audit was conducted in a manner consistent with Section 10A of the Securities Exchange Act of 1934, (xiii) discuss with the independent auditor all matters required to be communicated to the Audit Committee, (xiv) annually review and evaluate the qualification of the lead partner of the independent auditor, (xv) discuss earnings press releases of the Company, (xvi) review and discuss with the independent auditor and management any reports of the internal auditor, (xvii) discuss the adequacy of the Company’s internal controls with the internal and independent auditors, (xviii) establish procedures for and review the receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters, (xix) review annually the effect of regulatory and accounting initiatives on the Company’s financial statements, (xx) discuss policies with respect to risk assessment and risk management, (xxi) set clear hiring policies with respect to employees or former employees of the independent auditor, (xxii) conduct an annual performance review and (xxiii) report regularly to the Board. The Audit Committee of the Board of Directors is governed by a charter approved by the Board of Directors, a copy of which is available on the Company’s website at www.ajg.com.

William L. Bax was appointed to the Audit Committee on January 18, 2007.

Each of the members of the Audit Committee is independent within the meaning of SEC regulations and the listing standards of the NYSE. The Board of Directors has determined that Gary P. Coughlan and William L. Bax qualify as audit committee financial experts, as that term is defined in the adopted rules of the SEC implementing requirements of the Sarbanes-Oxley Act of 2002. The Audit Committee met seven times in 2006.

Compensation Committee

The Board has established a Compensation Committee, which has the responsibility to (i) annually review and approve the goals and objectives relevant to CEO compensation, evaluate the CEO’s performance and establish the elements of the CEO’s compensation, (ii) review and make recommendations to the Board regarding the Company’s compensation and benefit plans, (iii) review and approve the compensation and benefits of the Company’s executive officers, (iv) consult on the setting of compensation for executive officers and such other officers as the Committee deems appropriate, (v) engage compensation consultants as the Compensation Committee deems appropriate, (vi) approve grants and awards under the Company’s equity based plans, (vii) review and make recommendations to the Board with respect to outside director compensation, (viii) review and approve employment agreements, severance agreements and change in control agreements for the CEO and other executive officers, (ix) provide a compensation committee report for inclusion in the annual proxy and review the Company’s compensation discussion and analysis, (x) review and assess the adequacy of the Committee’s charter annually and recommend changes to the Board if necessary, (xi) conduct an annual performance review of the Committee, and (xii) report to the Board on a regular basis and review issues with the Board as deemed appropriate. The compensation of executive officers of the Company is generally recommended by the CEO and then reviewed and approved by the Compensation Committee. The compensation of the CEO is set by the Compensation Committee. In reviewing and setting such compensation, the Compensation Committee consults with its compensation consultant but retains final authority to determine the levels of compensation. The Compensation Committee has delegated to the CEO the authority between meetings of the Committee to make equity grants, subject to certain limitations, in connection with new hires and acquisitions. The CEO may not make any grants, however, to executive officers. The Compensation Committee is governed by a charter approved by the Board, a copy of which is available on the Company’s website at www.ajg.com.

In 2006, the Compensation Committee retained Sibson Consulting (“Sibson”) as compensation consultant. The Compensation Committee requested that Sibson review the Company’s CEO and executive compensation in relation to the Company’s peers and make recommendations on compensation to the Committee. The Compensation Committee also requested that Sibson advise the Compensation Committee regarding the Company’s Senior Management Incentive Plan and a proposed Long-Term Incentive Plan. Furthermore, the Compensation Committee requested that Sibson review the Company’s equity compensation and make recommendations to the committee on developing and structuring future equity compensation for the Company’s executives and employees. During the Compensation Committee’s review of CEO and other executive officer compensation levels, the Compensation Committee considered the advice it received from Sibson concerning compensation and performance targets for the Senior Management Incentive Plan. However, the Compensation Committee was responsible for finally determining the amount and form of compensation and the level of performance targets.

Each of the members of the Compensation Committee meets the independence requirements of the NYSE for compensation committee members. The Compensation Committee met six times in 2006.

Compliance Committee

The Board has established a Compliance Committee, which is responsible for monitoring the Company’s compliance with the standards of conduct regarding compensation from insurers pursuant to the Assurance of Voluntary Compliance dated as of May 18, 2005, with the Attorney General of the State of Illinois and the Director of Insurance of the State of Illinois. The Compliance Committee met three times in 2006.

Executive Committee

The Executive Committee of the Board of Directors is empowered to act on behalf of the Board between board meetings. Actions of the Executive Committee are reviewed, approved and ratified by the Board of Directors at the next meeting of the Board. The Executive Committee acted by unanimous written consent eleven times in 2006 and met three times in 2006.

Executive Sessions

Non-management directors meet regularly in executive sessions without management. “Non-management” directors are all directors who are not company officers. Executive sessions are led by a “Presiding Director.”  The Presiding Director of such meetings is designated at each such executive session and rotates among all of the Directors. An executive session is held in conjunction with each regularly scheduled Board meeting and other sessions may be called by the Presiding Director in his or her discretion or at the request of the Board. In addition, the various Board committees frequently met in an executive session.

Code of Business Conduct and Ethics

The Company has a Code of Business Conduct and Ethics that applies to the Company’s Board of Directors as well as the Company’s employees and officers, including the Company’s principal executive officer, principal financial officer and principal accounting officer. The Company’s Code of Business Conduct and Ethics covers professional conduct, including conflicts of interest, disclosure obligations, insider trading and confidential information, as well as compliance with laws, rules and regulations applicable to the Company’s business. The Company encourages all employees, officers and directors to promptly report any violations of the Code of Business Conduct and Ethics to the appropriate persons identified in such Code.

A copy of the Company’s Code of Business Conduct and Ethics is posted on the Investor Relations page of our website at www.ajg.com. The Company will provide a copy of the Code of Business Conduct and Ethics without charge to any person, upon written or verbal request of such person. Requests should be directed in writing to Investor Relations, Arthur J. Gallagher & Co., Two Pierce Place, Itasca, Illinois 60143-3141, or by telephone to (630) 773-3800.

In the event that an amendment to, or waiver from, a provision of the Company’s Code of Business Conduct and Ethics that applies to the Company’s directors or executive officers is necessary, the Company intends to post such information on its website.

Stock Ownership Guidelines

The Company encourages stock ownership by our directors, officers and employees to align their interests with your interests as stockholders. The Nominating/Governance Committee adopted guidelines providing that Directors should own stock in the Company of a value not less than three times the annual director retainer paid to non-employee directors (currently $30,000), with such guidelines to phase in over a five year period. In January 2007, the Nominating/Governance Committee adopted executive stock ownership guidelines providing that (i) the CEO should own equity of the Company equal to 5 times his base salary, (ii) Senior Executive Officers (the Named Executive Officers) should own equity equal to 3 times their base salary and (iii) the other executive officers should own equity equal to 2 times their base salary. Under these guidelines, the officers must own the required number of shares within 5 years of the later of the date of hire, the date of promotion to the appropriate level or the date of adoption of the guidelines.

Communications with the Board of Directors

The Board has established a process for stockholders and other interested parties to communicate with the Board, the non-management directors as a group or any individual director. A stockholder or other interested party may contact the Board of Directors, the non-management directors as a group or any individual director by writing to their attention at the Company’s principal executive offices at Arthur J. Gallagher & Co., c/o General Counsel, The Gallagher Centre, Two Pierce Place, Itasca, Illinois 60143-3141. Communications received in writing are distributed to the Board, to non-management directors as a group or to an individual director.

PROPOSAL 1—ELECTION OF DIRECTORS

The Board of Directors of the Company is divided into three classes. The regular terms of office for the Class II, Class III and Class I directors expire at the 2007, 2008 and 2009 Annual Meetings of Stockholders, respectively. Three persons are to be elected at the Annual Meeting to hold office as Class II directors for a term of three years and until their respective successors are elected and qualified.

Set forth below is information concerning the nominees for election as Class II directors as well as information concerning the current directors in each class continuing in office after the Annual Meeting of Stockholders. The Board of Directors recommends a vote FOR the election of such nominees. The person named on the enclosed proxy card intends to vote the proxies solicited hereby FOR all the nominees named below unless such authority is withheld. The affirmative vote of the holders of a plurality of the shares of Common Stock represented in person or by proxy is required to elect directors. The enclosed proxy cannot be voted for more than three nominees. Should any nominee be unavailable to serve or for good cause refuse to serve, an event which the Board of Directors does not anticipate, the person named in the enclosed proxy intends to vote the proxies solicited hereby for the election of such other nominee, if any, as they may select.

Nominees for Election to the Board of Directors as

Class II Directors with Terms Expiring in 2010

Name	Age	Year First Elected Director, Business Experience and Other Directorships
William L. Bax	63	Director since October 19, 2006; Managing Partner of Chicago office of PriceWaterhouseCoopers, a public accounting firm, 1997—2003. Director of Andrew Corporation and Northern Funds/Northern Institutional Funds.

T. Kimball Brooker	67	Director since 1994; President, Barbara Oil Company, an investment business, since 1989; Managing Director, Morgan Stanley & Co., Inc. from 1975 to 1988.

David S. Johnson	50	Director since 2003; President of North American Commercial for Kraft Foods, Inc., a food company, 2003 to 2006; President of North American Operations, Technology, Procurement, Information Systems and Sales for Kraft Foods North America, Inc., 2002 to 2003; Group Vice President of Kraft Foods North America, Inc., 2000 to 2002; Executive Vice President of Kraft Foods, Inc., 1998 to 2000; joined Kraft in 1986.

Members of the Board of Directors Continuing in Office

as Class III Directors with Terms Expiring in 2008

Gary P. Coughlan	63	Director since 2000; Senior Vice President and Chief Financial Officer of Abbott Laboratories, a medical products company, from 1990 to 2001; Senior Vice President of Kraft General Foods from 1989 to 1990; prior thereto Senior Vice President and Chief Financial Officer of Kraft, Inc. which he joined in 1972. Director of Hershey Foods Corporation.

Elbert O. Hand	67	Director since 2002; Chairman of the Board of Hartmarx Corporation, a consumer apparel products business, from 1992 to 2004, Chief Executive Officer from 1992 to 2002, and President and Chief Operating Officer from 1985 to 1992. Director of Hartmarx Corporation.

Kay W. McCurdy	56	Director since 2005; Partner, Lord, Bissell & Brook, LLP, attorneys, from 1983 to present.

Members of the Board of Directors Continuing in Office

As Class I Directors with Terms Expiring in 2009

Name	Age	Year First Elected Director, Business Experience and Other Directorships
J. Patrick Gallagher, Jr.	55	Director since 1986; Chairman since October 19, 2006; Chief Executive Officer since 1995; President since 1990; Chief Operating Officer from 1990 to 1994; Vice President—Operations from 1985 to 1990.

Ilene S. Gordon	53	Director since 1999; Senior Vice President, Alcan, Inc. and President and CEO of Alcan Packaging, a packaging company, since December 2006; President Alcan Food Packaging Americas 2004 to 2006 (successor of Pechiney Plastic Packaging, Inc.); President of Pechiney Plastic Packaging, Inc., a flexible packaging manufacturing and marketing business, and Senior Vice President of Pechiney Group from 1999 to 2004; Vice President and General Manager of Tenneco Packaging Folding Carton Business from 1997 to 1999; Vice President-Operations of Tenneco, Inc. from 1994 to 1997. Director of United Stationers, Inc.

James R. Wimmer	78	Director since 1985; Partner, Lord, Bissell & Brook, attorneys, from 1959 to 1992 and Of Counsel from 1992 to 1999; Vice-Chairman and General Counsel of Commonwealth Industries Corporation from 1991 to 1993.

OWNERSHIP OF ARTHUR J. GALLAGHER & CO. STOCK BY

DIRECTORS, OFFICERS AND CERTAIN BENEFICIAL OWNERS

The following table shows, with respect to any person who is known to be the beneficial owner as of March 1, 2007 of more than 5% of the Company’s Common Stock, par value $1.00 per share, which is its only class of issued and outstanding capital stock, (i) the total number of shares of Common Stock beneficially owned as of such date; and (ii) the percent of Common Stock so owned as of the same date.

Name and Address of Beneficial Owner	Amount & Nature of Beneficial Ownership		Percent of Common Stock
Capital Research and Management Company	7,421,030	(1)	7.5%
333 South Hope Street Los Angeles, CA 90071

AMVESCAP PLC	6,037,067	(2)	6.1%
30 Finsbury Square London EC2A 1AG England

(1)	Information obtained from a Schedule 13G/A filed with the Securities and Exchange Commission (“SEC”) on February 12, 2007 by Capital Research and Management Company. The Company has been informed that Capital Research and Management Company is deemed to be the beneficial owner in the aggregate of 7,421,030 shares of the Company’s Common Stock as a result of acting as investment adviser to various investment companies. In its Schedule 13G/A, Capital Research and Management Company disclaimed beneficial ownership of these shares. In the Schedule 13G/A, The Income Fund of America, Inc., which is advised by Capital Research and Management Company, discloses ownership of 5,403,700 shares, or 5.5%, of the Company.
(2)	Information obtained from a Schedule 13G filed with the SEC on February 14, 2007 by AMVESCAP PLC. The Company has been informed that AMVESCAP PLC made this filing on behalf of certain of its subsidiaries which provide investment management services to institutional and individual investors. In the Schedule 13G, AIM Funds Management Inc., a subsidiary of AMVESCAP PLC, discloses ownership of 5,682,150 shares, or 5.8%, of the Company.

The following table shows, with respect to each of the directors and nominees for director of the Company, the executive officers named in the Summary Compensation Table, and all directors and executive officers as a group, seventeen in number, (i) the total number of shares of Common Stock beneficially owned as of March 1, 2007 and (ii) the percent of Common Stock so owned as of the same date.

Name of Beneficial Owner	Amount & Nature of Beneficial Ownership(1)		Percent of Common Stock
William L. Bax	0		*
T. Kimball Brooker	295,250	(2)	*
Gary P. Coughlan	108,250		*
James W. Durkin, Jr.	362,170		*
J. Patrick Gallagher, Jr.	683,758	(3)(7)	*
James S. Gault	133,905	(4)	*
Ilene S. Gordon	143,170		*
Elbert O. Hand	55,250		*
Douglas K. Howell	72,631		*
David S. Johnson	26,550		*
Kay W. McCurdy	7,227		*
David E. McGurn, Jr.	248,584	(5)	*
James R. Wimmer	157,612	(6)	*
All directors and executive officers as a group (17 persons)	2,638,996	(7)	2.63%

*	Less than 1%
(1)	Calculated pursuant to Rule 13d-3(d) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Unless otherwise stated in these notes, each person has sole voting and investment power with respect to all such shares. Includes shares which the listed beneficial owner has a right to acquire within sixty days as follows: T. Kimball Brooker, 124,250 shares; Gary P. Coughlan, 101,750 shares; James W. Durkin, Jr., 102,000 shares; J. Patrick Gallagher, Jr., 109,289 shares; James S. Gault, 70,000 shares; Ilene S. Gordon, 139,170 shares; Elbert O. Hand, 51,750 shares; Douglas K. Howell, 48,887 shares; David S. Johnson, 25,250 shares; Kay W. McCurdy, 5,827 shares; David E. McGurn, Jr, 109,500 shares; and James R. Wimmer, 139,612 shares; all directors and executive officers as a group (17 persons), 1,257,548 shares.
(2)	Includes 15,000 shares owned by Barbara Oil Company, which are voted by Mr. Brooker.
(3)	Includes 171,250 shares held in trust for the benefit of his children by his wife, Anne M. Gallagher, and another, as trustees, 101,639 shares held by his wife, and 150,000 shares held by Elm Court LLC, a limited liability company of which the voting LLC membership interests are owned by J. Patrick Gallagher, Jr. and the non-voting LLC membership interests are owned by a grantor retained annuity trust under which J. Patrick Gallagher, Jr. is the trustee.
(4)	Includes 28,000 shares held by his wife.
(5)	Includes 2,267 shares held by his son and 4,534 shares held by his wife as custodian for the benefit of his minor children.
(6)	Includes 8,000 shares held by his wife.
(7)	97,765 shares held by J. Patrick Gallagher, Jr.’s wife, Anne M. Gallagher, have been pledged as security for a loan. None of the other shares reflected in the above table are pledged as security.

COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS

Compensation Discussion and Analysis

Our employees and their relationships with our customers are the most important part of our business. Thus, compensation of our employees, including our senior executives, is vital in determining the success of our business. We want to provide a place where our employees feel adequately compensated and a place where employees feel they have a stake in our Company. Historically we have set up a compensation system where employees receive competitive cash compensation as well as equity in the Company. Historically we have awarded this equity to a significant number of employees in the Company. Also, we have tied the equity to remaining with the Company by providing for a long vesting period. We value our employees and want them to succeed as the Company succeeds.

This section provides information regarding the compensation program in place for 2006 for our Named Executive Officers (the “NEOs”), which are our principal executive officer, principal financial officer and the three most highly-compensated executive officers other than the principal executive officer and the principal financial officer for 2006. This section includes information regarding, among other things, the overall objectives of our compensation program and each element of compensation that we provide.

Objectives of Our Compensation Program

The Compensation Committee of our Board of Directors (the “Compensation Committee”) is responsible for determining the compensation and employment terms for our NEOs. The Compensation Committee acts pursuant to a charter that has been approved by our Board. The Compensation Committee’s responsibilities are summarized on page 5 of this Proxy Statement.

The Compensation Committee is composed entirely of non-employee directors, each of whom is independent under our Governance Guidelines and as defined by the New York Stock Exchange listing standards. The members are T. Kimball Brooker (member since 1994), Ilene S. Gordon (member since 1999), Elbert O. Hand (member since 2003), David S. Johnson (member since 2004), and Kay W. McCurdy (member since 2006). Reports of the Compensation Committee’s actions and recommendations are presented to the full Board of Directors after each Compensation Committee meeting.

The Compensation Committee has engaged and will continue to engage a compensation consultant. In 2006, the Compensation Committee retained Sibson Consulting as its compensation consultant. For additional information regarding the Compensation Committee’s engagement of Sibson, see page 6 of this Proxy Statement.

In determining total 2006 compensation for each NEO, the Compensation Committee generally evaluated the executive’s contribution to the overall success of the Company in achieving the corporate goals set out below. In making such determinations for NEOs other than the CEO, the Compensation Committee consulted with the CEO and based its determination in part on the information and recommendations of the CEO.

The compensation program for our NEOs is designed to attract, retain, develop and reward top quality executive leadership that will contribute to the long-term performance of the Company and create value for our stockholders. Enhancement of stockholder value and the total return to stockholders (which includes the Company’s strong dividend) are our ultimate goals. We believe that a focus on specific corporate goals should result in a strong stock price, improved earnings per share, continuation of the Company’s strong dividend and greater return on stockholders’ equity. We base our compensation program on the following fundamental principles:

A Substantial Portion of NEO Compensation Should be Performance Based. Gallagher’s NEO compensation is designed to reward superior performance at both an individual and Company level. The Company pays a significant portion of NEO compensation in the form of incentive awards payable in cash, restricted stock units or options. Both cash compensation and equity compensation are tied to the performance of the Company. For example, whether and to what extent incentive compensation is paid under our Senior Management Incentive Plan depends entirely on the extent to which Company-wide, business unit and individual goals set by the Compensation Committee are attained. Additionally, incentive awards paid in and/or measured by the value of our stock increase in value only if the Company’s stock price increases.

NEO Compensation Should Encourage Earnings Growth. Year-over-year earnings growth is one of our most important goals. Historically, important criteria in determining each NEO’s compensation include the efforts of the NEO in meeting or exceeding year-over-year growth objectives for his or her department or division, as well as the NEO’s contributions to the overall success of the Company in meeting its plan for growth. Thus, incentive determinations, both in cash and equity, have taken earnings growth of the Company and a particular NEO’s department or division into consideration. For example, in 2006, performance goals under the Senior Management Incentive Plan included growth in pre-tax income for a NEO’s business unit. Longer term earnings growth goals, as discussed among the CEO, the executive management team and the Board of Directors, are also considered. The performance of management is evaluated using “operating” and “cash” basis results as well as results under U.S. generally accepted accounting principles.

NEO Compensation Should Encourage Business Growth. The Company considers its long-term business growth to be a critical factor in the continued success of the Company. Business growth includes internal organic growth as well as expansion of the business through acquisitions and mergers. Executives are expected to support the Company’s acquisition program, which seeks to achieve growth by successfully integrating independent businesses into the corporate structure. Similarly, establishment of operations in new geographic areas, as well as the successful development and marketing of new product lines, are considered necessary to the continued growth of the Company and are factors in determining each NEO’s compensation. Acquisition results and product development results are factors in determining incentive compensation. Business growth primarily impacts both NEO incentives and equity compensation. For example, under the 2006 Senior Management Incentive Plan, growth in business unit revenue is one of the performance factors in determining the level of a NEO’s award.

A Portion of NEO Compensation Should Be in the Form of Equity Awards. We believe that a portion of a NEO’s total compensation should be delivered in the form of equity awards. Equity owned by management aligns the interests of our NEOs with those of our stockholders. We make some incentive awards in the form of restricted stock units and our NEOs are eligible to participate in our Deferred Equity Participation Plan, which is explained below. We also award restricted stock units and options to some NEOs outside of our incentive plans. All restricted stock units and options, once granted, have historically vested solely on the basis of continuous service to the Company.

NEO Compensation Should Encourage Long-term Retention of Employees. As a service business, we believe that our employees are our greatest asset. Over 63% of the Company’s expenses in 2006 were related to the compensation of its employees and related costs. We are committed to the successful hiring, training and retention of key personnel at all organizational levels who will promote the growth, financial success and management succession of the Company. A NEO’s ability to manage the Company’s employees and the attendant expenses is a significant criterion in determining the NEO’s compensation. Furthermore, because we are a service business, we believe retention of senior management is critical for our long-term success. Accordingly, our compensation plans are structured to aid in retention of senior management. For example, under the Deferred Equity Participation Plan, awards are generally forfeited if the recipient leaves the Company prior to the age of 62. Furthermore, options traditionally have vested over a period of time targeted to encourage retention.

Compensation for NEOs Should Be Competitive. Stockholders are best served when compensation is competitive but not excessive. The Compensation Committee strives to create a compensation package for NEOs that delivers total compensation that is competitive in the market as compared to total compensation delivered by peers with whom the Company competes for business and talent. In 2006, our core peer group consisted of the following companies:

Aon Corporation

Brown & Brown, Inc.

Hilb, Rogal and Hamilton Co.

Marsh & McLennan Companies, Inc.

Willis Group Holdings Ltd.

Additionally, in 2006, our extended peer group consisted of the following financial services companies:

A. G Edwards	Old Republic International
Allamerica Financial Group	Protective Life Group
American Financial Group	Raymond James Financial
Erie Indemnity Corp	Stancorp Financial Group
FirstMerit Corp	TCF Financial Corp.
HCC Insurance Holdings	Unitrin Inc.
Ohio Casualty Corp

The core peer group consists of the companies with which the Company primarily competes in the insurance brokerage business. The extended peer group consists of insurance and other financial service companies which employ, and may compete for, executives with skills and experience similar to that of the Company’s executives.

The Committee examined peer group data as well as published survey data for a broader group of insurance and financial service companies to determine the appropriateness of our compensation levels.

The Elements of Our Compensation Program

This section describes the various elements of our compensation program for NEOs, together with a discussion of various matters relating to those items, including why the Compensation Committee chooses to include each item in the compensation program.

Cash Compensation

Our compensation program for NEOs for 2006 was designed so that a competitive portion of each NEO’s total compensation would be delivered in the form of cash and incentive opportunities. Cash compensation is paid in the form of salary or incentives under our performance-based Senior Management Incentive Plan. Salary is included in the Company’s NEO compensation package because the Compensation Committee believes that some portion of compensation should be provided to NEOs in a form that is fixed and liquid. In addition, the competitive market requires that some portion of an executive’s compensation be paid in the form of salary. Performance-based annual incentives are included in the package because they permit the Compensation Committee to focus our NEOs, in any particular year, on particular objectives that the Compensation Committee or the CEO determines are consistent with the overall goals and strategic direction that the Board has set for the Company. The components comprising the cash portion of total compensation are described below.

Salary. Base salary for NEOs for any given year is generally fixed by the Compensation Committee at its meeting in March and generally is retroactive to January 1 of that year. Increases or decreases in base salary on a year-over-year basis are dependent on the Compensation Committee’s assessment of Company, business unit and individual performance. No NEO received a salary increase in 2006. Salaries for all executive officers, other than the CEO, are set by the Compensation Committee with input and recommendations from the CEO. The salary of the CEO is set by the Compensation Committee. In fixing salaries, the Compensation Committee is generally mindful of the cash compensation paid to executives in the peer groups.

Incentive Compensation Plans. NEOs are eligible to participate in the Company’s Senior Management Incentive Plan (the “SMIP”), an incentive plan under which incentives are paid on the basis of the achievement of pre-established goals, typically designated for a single year. The SMIP was approved by stockholders at the Annual Meeting of Stockholders in 2005. Under the SMIP, in the first quarter of each year, the CEO recommends to the Compensation Committee the level of target incentives, expressed as a percentage of base salary, for all executive officers other than the CEO. The Compensation Committee reviews the recommendations and establishes the actual target incentives. The Compensation Committee sets the target incentive for the CEO without any input from management. In the first quarter of the year, the Compensation Committee also establishes the performance goals under the SMIP. The performance goals are based exclusively on one or more of the following corporate-wide or subsidiary, division, operating unit or individual measures stated in either absolute terms or relative terms, such as rates of growth or improvement: the attainment by a share of Common Stock of a specified fair market value for a specified period of time, earnings per share, return to stockholders (including dividends), return on assets, return on equity, earnings of the Company before or after taxes and/or interest, revenues, market share, cash flow or cost reduction goals, interest expense after taxes, return on investment, return on investment capital, economic value created, operating margin, net income before or after taxes, pretax earnings before interest, depreciation and amortization, pretax operating earnings after interest expense and before incentives, and/or extraordinary or special items, operating earnings, net cash provided by operations, and strategic business criteria, consisting of one or more objectives based on meeting specified market penetration, geographic business expansion goals, cost targets, customer satisfaction, reductions in errors and omissions, reductions in lost business, management of employment practices and employee benefits, supervision of litigation and information technology, quality and quality audit scores, productivity, efficiency, and goals relating to acquisitions or divestitures, or any combination of the foregoing. Under the SMIP, the Compensation Committee reserves the discretion to subsequently reduce the incentive amount or not pay incentives. In 2006, the Compensation Committee chose revenue growth and pre-tax income growth as the relevant performance criteria for SMIP incentives. These goals are consistent with our philosophies of encouraging earnings growth and business growth. The Compensation Committee approved the following goals and targets for 2006.

As a threshold, no awards were payable for 2006 unless Company revenue exceeded $1.5 billion and Company pre-tax income was positive. Because that threshold was met, award amounts under the SMIP were determined pursuant to the matrix below:

Performance Level	Payment Level
2006 Company revenue increases 10% or more from 2005 revenue and 2006 pre-tax income increases 10% or more from 2005 pre-tax income	maximum of 150% of base salary

Business unit for which participant is responsible achieves at least 75% but less than 100% of budget plan revenue and pre-tax income levels	maximum of 100% of base salary

Business unit for which participant is responsible achieves less than 75% of budget plan revenue and pre-tax income levels	maximum of 50% of base salary

If a NEO has responsibility for a single business unit, then such business unit’s performance is used to determine if the thresholds are attained. For other NEOs, Company-wide performance is used to determine if the thresholds are attained.

Once the targets are measured, the CEO recommends an award within the defined maximum based on the above performance criteria. The Compensation Committee reviews and approves the CEO’s recommendations and also sets an award for the CEO.

In 2006, the threshold for the paying of awards under the SMIP was met. The performance level of J. Patrick Gallagher, Jr. made him eligible to receive an award up to 150% of his base salary. The performance level of each of Douglas K. Howell, James W. Durkin, Jr., James S. Gault and David McGurn, Jr. made them eligible to receive an award up to 100% of their base salary. The CEO then recommended an award for each NEO (other than the CEO) to the Compensation Committee. At its February 2007 meeting, the Compensation Committee reviewed and approved the NEO awards under the SMIP and set the award for the CEO. Upon recommendation of the Compensation Committee, the Board, at its March 2007 meeting, approved the awards under the SMIP to the NEOs.

For 2006, the Compensation Committee chose to exercise its discretion to reduce the CEO’s SMIP award to a level below the maximum for which the CEO was eligible. For the other NEOs, the Compensation Committee approved the SMIP awards recommended by the CEO, which for Mr. Gault and Mr. McGurn, were set below the maximum potential payment level, and for Mr. Howell and Mr. Durkin, were set at the maximum potential payment level.

The Compensation Committee delegated to the CEO the timing and nature of payment of the SMIP awards. At the CEO’s direction, the Company paid fifty percent of the 2006 award amount under the SMIP to the NEOs in March, 2007. The remaining 50% of the awards under the SMIP will be paid to the NEOs one-half in 2008 and one-half in 2009, provided that the NEO is still employed at the Company at such times. The full amounts of the 2006 awards are set forth in the Summary Compensation Table under the column “Non-Equity Incentive Plan Compensation”.

Equity Compensation

As described above, the Company believes that a portion of a NEO’s compensation should be in the form of equity awards because this aligns the executive’s interests with those of the stockholders. Equity awards are made pursuant to the Company’s Deferred Equity Participation Plan (“Deferred Equity Plan”), Restricted Stock Plan, 1988 Incentive Stock Option Plan (“ISO Plan”) and 1988 Nonqualified Stock Option Plan (“NSO Plan”). The mix among these forms of awards changes from year to year and is determined by the CEO and Compensation Committee. Availability of shares under the respective plan, annual and cumulative dilution to our stockholders, company performance and individual performance are factors in determining which type of award to use. In addition, in some years the Compensation Committee has paid all or a portion of the incentive awards to an executive in the form of equity rather than cash. Such equity awards are made pursuant to the plans discussed below. For 2006, the Compensation Committee elected to pay incentive awards in cash and chose to fund contributions to the Deferred Equity Plan with cash.

The CEO recommends amounts and categories of equity compensation for each NEO other than the CEO. The Compensation Committee determines the amount of the awards, taking into consideration the CEO’s recommendations. The Compensation Committee independently determines the CEO’s equity compensation. In making its determinations, the Compensation Committee considers factors such as the relative merits of cash and equity as a device for retaining and motivating NEOs, the need to encourage long-term retention at the Company and the practices of the Company’s peer group. The Compensation Committee also considers the recommendations of its compensation consultant, Sibson Consulting.

The Company believes that its current compensation program and the mix between equity and cash aligns the NEO’s interests with those of our stockholders and furthers the Company’s compensation goals. Equity provides an incentive for the NEOs to manage the Company for growth and stock appreciation. Also, the nature of our equity grants aids in meeting our goal of long-term retention by deferring some of the equity gains until future periods. Deferred realization encourages the executives to stay with the Company.

Certain equity compensation awards are forfeited by an employee and/or recaptured by the Company if an employee terminates his or her employment and violates certain restrictive covenants that protect the Company within a specified period of time after such termination.

The mix of equity awards includes the following:

Stock Options

Stock options may be granted to employees, including the NEOs, pursuant to the ISO Plan and the NSO Plan. Generally, incentive stock options under the ISO Plan are granted to employees at the start of employment. Most other grants, including annual grants, are nonqualified option grants pursuant to the NSO Plan. Stock option grants historically have been made with a ten-year vesting schedule with 10% of the granted options vesting each January 1st after the grant date. The options have a term set by the Compensation Committee, which historically has been ten years. The Company’s general policy is to grant options with an exercise price equal to the closing price of our common stock on the New York Stock Exchange on the date of grant, although there is no prohibition in the ISO Plan or the NSO Plan on granting options at less than the current market price. The Compensation Committee does not reprice options, although there is no prohibition on repricing in such plans.

In making its decisions regarding option grants, the Compensation Committee considers the recommendations of the CEO (except for grants to the CEO), the responsibilities of each grantee, his or her past performance and his or her anticipated future contribution to the Company. The Compensation Committee has historically allocated option grants to a large number of employees, with the NEOs receiving less than 10% of the overall options granted. The vesting of such options has typically been over a ten-year period.

The Compensation Committee has determined, however, that it will change its option granting practices in the future and intends to grant fewer options than it has in past years and options with a shorter vesting schedule. For example, in 2006, the only options granted to NEOs were options to J. Patrick Gallagher, Jr. and Douglas K. Howell pursuant to their elections to receive a portion of their 2005 incentive award as options. These options were granted in May of 2006 pursuant to elections made in 2005 by both Mr. Gallagher and Mr. Howell. The Compensation Committee has decided to change its option granting practices in part so that the Company will be better positioned to secure stockholder approval of equity plans in the future. By making these changes, the Company will reduce the annual percentage of its equity granted to employees under all equity plans and the amount of shares that are held in reserve for potential future exercises of equity granted but not exercised.

The Company historically has granted options to NEOs on a set date each year, usually the date of the July Compensation Committee meeting. For 2007, the Company plans on granting any options on the date of its Compensation Committee meeting in May.

Restricted Stock Units

Restricted stock units are granted to NEOs pursuant to the Company’s Restricted Stock Plan. Restricted stock units vest on the basis of continuous service to the Company over a specified period of time. The Compensation Committee has the right to grant restricted stock units to any employee, including NEOs, and to determine the amount and vesting period for each award. Vesting of the restricted stock units received by a NEO is conditioned on the continued employment of such NEO. A recipient cannot vote or transfer the shares granted until the time the shares vest and the shares subject to the award are issued to the recipient. An amount equal to the dividend paid on common stock is credited to an account for a holder of restricted stock units but the holder does not have the right to receive the shares of stock or the dividend equivalent amount until the time that the restricted stock unit vests.

The Compensation Committee generally has awarded restricted stock units as partial payment of annual incentive awards and in other limited circumstances to recruit or retain employees critical to the success of the organization. In the future, the Compensation Committee intends to use restricted stock units as incentive compensation to NEOs, employees and directors in partial replacement of options. The Compensation Committee bases its decisions regarding the granting of restricted stock unit awards on the recommendations of the CEO (other than for awards granted to the CEO), the objective of dividing compensation between cash and equity and its desire to meet its compensation goals. Paying incentive awards in the form of restricted stock units encourages equity ownership, encourages a focus on earnings growth and helps in long-term retention.

Deferred Equity Participation Plan

The Company has a Deferred Equity Participation Plan, which is maintained as part of the Restricted Stock Plan, and is intended to encourage executive officers and key employees to remain with the Company until their normal retirement. This furthers the goal of encouraging long-term retention and encourages the executive to focus on earnings growth and business growth. The CEO annually recommends to the Compensation Committee which executive officers, other than the CEO, will receive an award under the plan and the amount of such award. The Compensation Committee determines the recipients and the amount of all awards, including the award to the CEO. Under the Deferred Equity Participation Plan, the Company contributes shares of Common Stock or cash to a “rabbi trust” in an amount approved by the Compensation Committee in the name of the plan participant. Factors used to make the award determinations include business unit performance, business unit earnings growth, individual performance and retention needs. Dividends earned on the shares in the Trust are used to acquire additional shares of common stock of the Company. Distributions under the plan normally may not be made until the participant reaches age 62 and are subject to forfeiture in the event of a voluntary termination of employment prior to age 62. All distributions are made in the form of Common Stock of the Company to the extent shares were contributed to the trust or in cash to the extent cash was contributed. All of our NEOs are eligible to participate in this plan.

Employee Stock Purchase Plan

Each employee of the Company, including the NEOs, who has been employed by the Company for at least three months and works more than twenty hours a week is eligible to participate in the Company’s Employee Stock Purchase Plan. Under this plan, each employee may purchase common stock of the Company through payroll deductions. The fair market value of the common stock acquired each year may not exceed $25,000. Stock may be acquired each calendar quarter and is acquired at the lower of 85% of the fair market value of our common stock at the beginning of the quarter or 85% of the fair market value of our common stock at the end of the quarter. The Compensation Committee and the Company believe that such a plan encourages share ownership and aligns the interests of our employees with those of the stockholders.

Perquisites

Our NEOs receive perquisites provided by or paid by us. These perquisites may include reimbursement of dues for country clubs and other social and professional clubs, payments under the Company’s automobile lease program and payments of the premiums for term life insurance. We provide these perquisites because (i) many of these perquisites make our executives more efficient and effective, (ii) in the case of country club dues, perquisites aid our Company with business development and (iii) they are provided by many companies in our peer group and in our industry and they are therefore necessary for the Company to remain competitive in its retention and recruitment of employees and executive officers.

The Company reviews the perquisites provided to the NEOs on a regular basis in an attempt to ensure that they continue to be appropriate in light of the total compensation package.

Post-Termination Compensation

Severance Agreements and Change in Control Agreements. We have a Severance Pay Plan under which severance pay may be provided to employees, including the NEOs, in the event of a hostile takeover of the Company. The Severance Pay Plan defines a hostile takeover to include, among other events, the following events, if not approved by two-thirds of the members of the Board of Directors in office immediately prior to any such occurrence: the election of a slate of directors not nominated by the Board of Directors, a business combination, such as a merger, not approved by the holders of 80% or more of the Common Stock and the Board of Directors or not meeting various “fair price” criteria, or the acquisition of 20% or more of the combined voting power of the Company’s stock by any person or entity. Under the Severance Pay Plan, an employee who is regularly scheduled to work 20 or more hours per week and who has completed at least two years of continuous employment is eligible to receive severance payments if, within two years after a hostile takeover of the Company, the employee’s employment is terminated by the Company for any reason other than death, total and permanent disability or cause or the employee resigns due to certain adverse changes in his or her employment. Additionally, the Company has entered into a Change in Control Agreement with each of the NEOs. These agreements provide for a severance payment to the NEO if his or her employment with the Company is terminated (i) by the Company for any reason other than death, physical or mental incapacity or cause within 24 months following a change in control of the Company or (ii) as a result of the resignation of the executive officer within 24 months following a change in control if there is a material change in the nature or scope of the executive’s authorities, powers, functions or duties or a reduction in the executive’s total compensation. Additional information regarding the Severance Pay Plan and the Change in Control Agreements, including definitions of key terms and quantification of benefits that would have been received by our NEOs had termination occurred on December 31, 2006 is found under the heading “Potential Payments upon Termination or Change in Control” on pages 31–38 of this Proxy Statement.

The Compensation Committee believes that the Severance Pay Plan and the Change in Control Agreements are an important part of the overall compensation of our NEOs. The Compensation Committee believes that this plan and these agreements will help secure the continued employment and dedication of our NEOs to serving the interests of our stockholders, notwithstanding any concern that they might have at such time regarding their own continued employment, prior to or following a change in control. The Compensation Committee also believes that these components of our compensation plan are important as a recruitment and retention device, as all or nearly all of the companies with which we compete for executive talent have similar agreements in place for their senior employees.

Pension Plan

The Company maintains a non-contributory defined benefit pension plan which is qualified under the Internal Revenue Code and which historically covered substantially all domestic employees, including the NEOs. In the second quarter of 2005, the Company amended the plan to freeze the accrual of future benefits for all domestic employees, effective July 1, 2005. Benefits under the plan are based upon the employee’s highest average annual earnings for a five calendar-year period with the Company and are payable after retirement in the form of an annuity or a lump sum. A person’s earnings for purposes of the plan include all compensation other than allowances such as moving expenses and any pre-tax contributions under the 401(k) feature of the Savings and Thrift Plan. The amount of annual earnings that may be considered in calculating the benefits under the Plan is limited by law. The maximum amount of annual earnings allowable by law to be considered in 2005, the last year that benefits could be accrued, was $210,000.

Benefits under the plan are calculated as an annuity equal to 1% of the participant’s highest annual average earnings multiplied by years of service. The maximum allowable years of service under the pension plan is 25. The maximum benefit available to a NEO under the pension plan upon retirement would be $53,318 per year, payable at age 65 in accordance with IRS regulations.

Contributions under the pension plan are made solely by the Company and are paid into a trust fund from which the benefits will be paid.

Historically, pension plans were an important part of the compensation program of many companies, including the Company. The Compensation Committee believes that a pension plan is no longer a useful tool in recruiting or in encouraging long-term retention. As a result, in 2005 the Company froze the accumulation of all future benefits under the pension plan. The Compensation Committee believes that the savings plans discussed below are a better way to encourage long-term retention.

401(k) Savings and Thrift Plan and Supplemental Savings and Thrift Plan

Under our 401(k) Savings and Thrift Plan (the “401(k) Plan”), a tax qualified retirement savings plan, participating employees, including our NEOs, may contribute up to 75% of their regular earnings on a before-tax basis into their 401(k) Plan accounts, subject to limitations imposed by the IRS as discussed below. Under the 401(k) Plan, we match an amount equal to one dollar for every dollar an employee contributes on the first five percent of his or her regular earnings. Amounts held in the 401(k) Plan accounts may not be withdrawn prior to the employee’s termination of employment, or such earlier time as the employee reaches the age of 59 1/2, subject to certain exceptions set forth in the IRS regulations.

Under IRS regulations, the maximum before-tax contribution that an employee could make in 2006 was $15,000 per year. In addition, no more than $220,000 of annual compensation could be taken into account in computing benefits under the 401(k) Plan. Participants age 50 and over could also contribute, on a before-tax basis, catch-up contributions in 2006 of up to $5,000 per year in addition to the $15,000 limitation on before-tax contributions.

We also have a Supplemental Savings and Thrift Plan (the “Supplemental Plan”), which allows certain highly compensated employees, including the NEOs, to defer additional amounts on a before-tax basis. Under the Supplemental Plan, employees who have compensation greater than $220,000 may elect to contribute up to 90% of their salary and 100% of their bonus or incentive award (including bonuses and incentive awards granted as restricted stock unit awards) to the Supplemental Plan on a before-tax basis. To defer amounts, an employee must elect the amount of the deferral no later than (i) December 31 of the year prior to the year in which the base salary, bonus and incentive award to be deferred is earned, and (ii) within 30 days after a restricted stock unit award is granted and at least twelve months before the first vesting date. In addition, the Company matches any contribution on a dollar for dollar basis (such Company contributions are limited to the lower of (i) the amount contributed or (ii) five percent of the employee’s regular earnings minus the maximum contribution that we could have matched under the 401(k) Plan). Amounts held in the Supplemental Plan accounts are payable following the employee’s termination of employment, or such other time as the employee elects in advance of the deferral, subject to certain exceptions set forth in the IRS regulations.

We maintain the 401(k) Plan and the Supplemental Plan for our employees, including our NEOs, because we wish to encourage employees to save for retirement, and these plans offer a tax-efficient means of doing so. As described above, the Company prefers these plans as a way to provide for employee retirement over pension plans. The level at which the Company matches employee contributions is designed to aid employees in planning for retirement and to encourage employee participation in the plans. We also provide the Supplemental Plan because we believe that highly compensated employees should be able to save more than the limits set by the IRS.

Tax Considerations

The Internal Revenue Code limits the deductibility for federal income tax purposes of certain compensation payable to top executive officers of publicly held corporations. Certain types of compensation are excluded from the limitations. The Company generally attempts to preserve the federal income tax deductibility of compensation paid when doing so would be appropriate and in the best interests of the Company and its stockholders. However, the Company reserves the right to authorize the payment of nondeductible compensation when it deems appropriate. The Senior Management Incentive Plan, as approved by our stockholders in 2005, provides for performance-based compensation that is fully tax deductible.

COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Board of Directors of Arthur J. Gallagher & Co. oversees the Company’s compensation program on behalf of the Board. In fulfilling its oversight responsibilities, the Compensation Committee reviewed and discussed with management the Compensation Discussion and Analysis set forth in this Proxy Statement.

In reliance on the review and discussion referred to above, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006 and the Company’s Proxy Statement to be filed in connection with the Company’s 2007 Annual Meeting of Stockholders, each of which will be filed with the Securities and Exchange Commission.

COMPENSATION COMMITTEE

T. Kimball Brooker (Chair)

Ilene S. Gordon

Elbert O. Hand

David S. Johnson

Kay W. McCurdy

2006 Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Stock Awards ($)(1)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(4)	All Other Compensation ($)(5)(6)	Total ($)
J. Patrick Gallagher, Jr.	2006	925,000	856,849	337,349	1,000,000	63,700	127,200	3,310,098
Chairman, President and Chief Executive Officer

Douglas K. Howell	2006	425,000	306,401	103,694	425,000	800	51,800	1,312,695
Vice President and Chief Financial Officer

James W. Durkin, Jr.	2006	450,000	599,079	105,963	450,000	64,500	65,800	1,735,342
Vice President

James S. Gault	2006	550,000	267,168	121,716	500,000	55,500	61,300	1,555,684
Vice President

David E. McGurn, Jr.	2006	450,000	145,391	120,106	300,000	50,600	42,700	1,108,797
Vice President

(1)	This column represents the dollar amount recognized for financial statement reporting purposes with respect to 2006 as well as prior years, in accordance with SFAS 123R. Includes amounts awarded to Messrs. Gallagher, Howell, Durkin, Gault and McGurn under the Company’s Deferred Equity Participation Plan. See pages 18-19 of this Proxy Statement for additional information relating to the Deferred Equity Participation Plan. For additional information on the valuation assumptions with respect to stock grants, refer to notes 12 and 13 of the Company financial statements in the Form 10-K for the year ended December 31, 2006, as filed with the SEC. In March 2006, awards with the following values were awarded: Mr. Gallagher—$400,000; Mr. Howell—$250,000; Mr. Durkin—$250,000; Mr. Gault—$200,000; and Mr. McGurn—$100,000. These amounts reflect the Company’s accounting expense for these awards, and do not correspond to the actual value that will be recognized by the named executive.
(2)	This column represents the dollar amount recognized for financial statement reporting purposes with respect to 2006 for options granted in 2006 as well as prior years, in accordance with SFAS 123R. For additional information on the valuation assumptions with respect to option grants, refer to note 11 of the Company financial statements in the Form 10-K for the year ended December 31, 2006, as filed with the SEC. These amounts reflect the Company’s accounting expense for these awards, and do not correspond to the actual value that will be recognized by the named executive. For Messrs. Gallagher and Howell, also includes options awarded pursuant to their election to receive a portion of their 2005 incentive award as options. Messrs. Gallagher and Howell elected to receive $100,000 and $10,000, respectively, of their 2005 incentive award as options. These options were awarded on May 16, 2006.
(3)	Represents the incentive awards under the SMIP related to services rendered in 2006. Fifty percent of these incentive awards were paid in cash in March 2007. The remainder of the 2006 SMIP incentive awards are payable one-half in March of 2008 and one-half in March of 2009 provided the NEO is still employed at the Company.
(4)	The amounts shown in this column are the aggregate of the increase in actuarial values of each executive officer’s benefits under our Pension Plan.

(5)	Amounts in this column include the value of perquisites paid to NEOs as follows:

Named Executive Officer	Corporate Automobile Usage	Club Memberships Not Exclusively For Business Use
J. Patrick Gallagher, Jr	$9,916	$36,813
Douglas K. Howell	9,674	695
James W. Durkin, Jr.	9,229	13,618
James S. Gault	8,433	11,142
David E. McGurn, Jr.	7,496	350

The amounts in this table reflect the amounts paid to the executive in reimbursement (i) under the Company’s automobile lease program and (ii) for club dues paid by the executive.

(6)	Includes amounts contributed by the Company under the 401(k) match feature of the Company’s Savings and Thrift Plan of $11,000 in 2006, amounts contributed by the Company under the match feature of the Company’s Supplemental Savings and Thrift Plan in 2006 (Mr. Gallagher—$66,779, Mr. Howell—$28,832, Mr. Durkin—$29,460, Mr. Gault—$29,000, and Mr. McGurn—$22,168) and the equivalent annual value of insurance premiums paid by the Company for group term life insurance for the benefit of the named executive officer (Mr. Gallagher—$2,622, Mr. Howell—$1,564, Mr. Durkin—$2,456, Mr. Gault—$1,695, and Mr. McGurn—$1,623).

2006 Grants of Plan Based Awards

Name and Principal Position	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)		All Other Options Awards: Number of Shares of Stock or Units (#)(4)	Exercise or Base Price of Option Awards ($/sh)	Grant Date Fair Value of Stock and Option Awards
		Threshold ($)	Target ($)	Maxi- mum ($)	Threshold (#)	Target (#)	Maxi- mum (#)
J. Patrick Gallagher, Jr.	3/14/06	—	—	—	—	—	—	10,341	(2)	—	—	300,000
Chairman, President	3/14/06	—	—	—	—	—	—	13,788	(3)	—	—	400,000
and Chief Executive	5/16/06	—	—	—	—	—	—	—		25,897	27.03	182,833
Officer	N/A	$0	$925,000	$1,387,500								N/A

Douglas K. Howell	3/14/06	—	—	—	—	—	—	9,767	(2)	—	—	283,333
Vice President and	3/14/06	—	—	—	—	—	—	8,617	(3)	—	—	250,000
Chief Financial	5/16/06	—	—	—	—	—	—	—		2,590	27.03	18,285
Officer	N/A	$0	$425,000	$637,500								N/A

James W. Durkin, Jr.	3/14/06	—	—	—	—	—	—	9,192	(2)	—	—	266,666
Vice President	3/14/06	—	—	—	—	—	—	8,617	(3)	—	—	250,000
	N/A	$0	$450,000	$675,000								N/A

James S. Gault	3/14/06	—	—	—	—	—	—	6,894	(3)	—	—	200,000
Vice President	N/A	$0	$550,000	$825,000								N/A

David E. McGurn, Jr.	3/14/06	—	—	—	—	—	—	3,447	(3)	—	—	100,000
Vice President	N/A	$0	$450,000	$675,000								N/A

(1)	The amounts in the target column reflect the amount the NEO would be paid under the SMIP if the middle target for performance was met and the Compensation Committee did not exercise downward discretion with respect to such award. The minimum reflects that if the threshold is not met, no incentive award is paid. The maximum reflects the largest incentive award the NEO was eligible to receive under the SMIP.
(2)	Consists of restricted stock units awarded in 2006 as part of the NEO’s 2005 incentive award. These units vest annually in equal parts over a two year period with one-half vesting on March 31, 2007 and one-half vesting on March 31, 2008.
(3)	Consists of shares awarded as part of the Deferred Equity Participation Plan.
(4)	Includes options awarded to the NEOs pursuant to their election to receive a portion of their 2005 incentive award as options. Messrs. Gallagher and Howell elected to receive $100,000 and $10,000, respectively, of their 2005 incentive award as options. These options were awarded on May 16, 2006.

Narrative to Summary Compensation Table and Plan-Based Award Table

Employment Agreements

None of our NEOs have employment agreements. The salaries for each of our NEOs are established by the Compensation Committee. In setting the salaries, the Compensation Committee consults with its compensation consultant and with the CEO (except with regard to the CEO’s salary).

Each of the NEOs has entered into a Change in Control Agreement. Please see Potential Payments upon Termination or Change in Control beginning on page 31 of this Proxy Statement for a description of these agreements.

Awards

On March 14, 2006, the Compensation Committee granted restricted stock units to Messrs. Gallagher, Howell and Durkin in payment of a portion of their respective incentive awards for 2005. Vesting of the restricted stock units received by a NEO is conditioned on the continued employment of such NEO. A recipient cannot vote or transfer the shares granted until the time the shares vest and the shares subject to the award are issued to the recipient. An amount equal to the dividend paid on common stock is credited to an account for a holder of restricted stock units but the holder does not have the right to receive the shares of stock or the dividend equivalent amount until the time that the restricted stock unit vests. These restricted stock units vest over a two year period with 50% vesting on March 31, 2007 and 50% vesting on March 31, 2008. The restricted stock units awarded were as follows: Mr. Gallagher—10,341 shares; Mr. Howell—9,767 shares; and Mr. Durkin— 9,192 shares.

On March 14, 2006, the Compensation Committee awarded shares to all of the NEOs under the Deferred Equity Participation Plan. The Deferred Equity Participation Plan is maintained as part of the Restricted Stock Plan and is intended to encourage executive officers and key employees to remain with the Company until their normal retirement. Under the Deferred Equity Participation Plan, the Company contributes shares of Common Stock or cash to a “rabbi trust” in an amount approved by the Compensation Committee in the name of the plan participant, but subject to the claims of the Company’s creditors. Factors used to make the award determinations include business unit performance, business unit earnings growth, individual performance, and retention needs. Dividends earned on the shares in the rabbi trust are used to acquire additional shares of common stock of the Company. Distributions under the plan normally may not be made until the participant reaches age 62 and are subject to forfeiture in the event of a voluntary termination of employment prior to age 62. All distributions are made in the form of Common Stock of the Company to the extent shares were contributed to the trust or in cash to the extent cash was contributed. The amount of shares awarded on March 14, 2006 under the Deferred Equity Participation Plan were as follows: Mr. Gallagher—13,788 shares; Mr. Howell—8,617 shares; Mr. Durkin—8,617 shares; Mr. Gault—6,894 shares; and Mr. McGurn—3,447 shares.

Certain employees of the Company were eligible to receive a portion of their 2005 incentive awards as stock options. Messrs. Gallagher and Howell elected to receive $100,000 and $10,000 of their 2005 incentive awards, respectively, as options. These options were granted on May 16, 2006. The number of shares subject to the options awarded have a fair market value as of the date of the grant equal to a multiple of the forgone incentive award. For options granted in 2006, the multiple is seven. The number of shares subject to the options awarded to Messrs. Gallagher and Howell were 25,897 and 2,590 respectively.

In 2006, the Compensation Committee established performance targets for determining incentive awards for each of the NEOs under the SMIP. The amounts of the incentive awards were tied to corporate and business unit performance targets set by the Committee. See pages 15-16 of this Proxy Statement for a discussion of the SMIP incentive awards for 2006. SMIP incentive awards paid for 2006 are reported as “Non-Equity Incentive Plan Compensation” in the Summary Compensation Table.

Salary and Bonuses in Proportion to Total Compensation

In 2006, all our NEOs received less than 63% of their total compensation in the form of base salary and cash incentive awards under the SMIP. This is consistent with our goal of awarding significant equity awards. This allows the Committee to align the interests of management with those of our stockholders and allows the Compensation Committee to provide incentives to the NEOs to pursue specific long-term goals.

2006 Outstanding Equity Awards at Fiscal Year-End

	Option Awards				Stock Awards
Name and Principal Position	Number of Securities Underlying Unexercised Options (#)(1) Exercisable	Number of Securities Underlying Unexercised Options (#)(1) Unexercisable	Option Exercise Price (#)	Option Expiration Date	Number of Shares, or Units of Stock That Have Not Vested (#)(2)	Market Value of Shares, or Units of Stock That Have Not Vested ($)(2)
J. Patrick Gallagher, Jr.	4,000	8,000	9.25	8/31/08	—	—
Chairman, President and Chief	15,000	12,000	18.50	6/21/10	—	—
Executive Officer	12,500	12,500	26.50	7/20/11	—	—
	10,000	15,000	22.70	7/22/12	—	—
	15,000	35,000	24.90	7/17/13	—	—
	3,006	12,018	33.28	4/1/14	—	—
	10,000	40,000	29.42	7/22/14	—	—
	1,845	16,605	27.10	5/17/15	—	—
	5,000	45,000	27.25	7/21/15	—	—
	—	25,897	27.03	5/16/16	—	—
	—	—	—	—	110,699	3,271,155

Douglas K. Howell	22,500	52,500	24.58	3/3/13	—	—
Vice President and Chief	752	3,004	33.28	4/1/14	—	—
Financial Officer	7,000	28,000	29.42	7/22/14	—	—
	3,500	31,500	27.25	7/21/15	—	—
	—	2,590	27.03	5/16/16	—	—
	—	—	—	—	37,093	1,096,098

James W. Durkin, Jr.	32,000	8,000	9.25	8/31/08	—	—
Vice President	18,000	12,000	18.50	6/21/10	—	—
	10,000	10,000	26.50	7/20/11	—	—
	8,000	12,000	22.70	7/22/12	—	—
	6,000	14,000	24.90	7/17/13	—	—
	6,000	24,000	29.42	7/22/14	—	—
	3,000	27,000	27.25	7/21/15	—	—
	—	—	—	—	63,447	1,874,859

James S. Gault	—	8,000	9.25	8/31/08	—	—
Vice President	12,000	8,000	18.50	6/21/10	—	—
	10,000	10,000	26.50	7/20/11	—	—
	10,000	15,000	22.70	7/22/12	—	—
	10,500	24,500	24.90	7/17/13	—	—
	7,000	28,000	29.42	7/22/14	—	—
	3,500	31,500	27.25	7/21/15	—	—
	—	—	—	—	59,744	1,765,435

David E. McGurn, Jr.	32,000	8,000	9.25	8/31/08	—	—
Vice President	18,000	12,000	18.50	6/21/10	—	—
	10,000	10,000	26.50	7/20/11	—	—
	8,000	12,000	22.70	7/22/12	—	—
	10,500	24,500	24.90	7/17/13	—	—
	7,000	28,000	29.42	7/22/14	—	—
	3,000	27,000	27.25	7/21/15	—	—
	—	—	—	—	53,717	1,587,337

(1)	The following table provides information with respect to the vesting of each NEO’s outstanding but unvested options as of December 31, 2006. All options granted to date vest one-tenth each year on January 1 of such year:

Date	Mr. Gallagher	Mr. Howell	Mr. Durkin	Mr. Gault	Mr. McGurn
01/01/2007	32,938	15,135	19,000	21,000	21,000
01/01/2008	32,938	15,135	19,000	21,000	21,000
01/01/2009	28,937	15,135	15,000	17,000	17,000
01/01/2010	28,937	15,135	15,000	17,000	17,000
01/01/2011	25,937	15,134	12,000	15,000	14,000
01/01/2012	23,437	15,134	10,000	13,000	12,000
01/01/2013	20,937	15,134	8,000	10,500	10,000
01/01/2014	15,936	7,634	6,000	7,000	6,500
01/01/2015	9,434	3,759	3,000	3,500	3,000
01/01/2016	2,589	259	—	—	—

(2)	The following table provides information with respect to the vesting of each NEO’s unvested restricted stock units as of December 31, 2006:

Date	Mr. Gallagher	Mr. Howell	Mr. Durkin	Mr. Gault	Mr. McGurn
03/31/2007	15,171	9,606	9,040	3,333	—
03/31/2008	5,170	4,883	4,596	—	—
01/12/2009	—	—	—	—	—
05/05/2011	—	—	49,811	—	—
02/06/2014	—	—	—	56,411	—
02/18/2014	90,358	—	—	—	—
01/11/2016	—	—	—	—	53,717
08/19/2023	—	22,604	—	—	—

2006 Option Exercises and Stock Vested

	Option Awards		Stock Awards
Name and Principal Position	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
J. Patrick Gallagher, Jr.	4,000	76,192	17,740	530,573
Chairman, President and Chief Executive Officer

Douglas K. Howell	—	—	8,012	239,975
Vice President and Chief Financial Officer

James W. Durkin, Jr.	40,000	741,200	7,541	225,866
Vice President

James S. Gault	7,000	144,008	6,430	191,815
Vice President

David E. McGurn, Jr.	40,000	741,200	4,763	138,356
Vice President

(1)	The amounts deferred in the Gallagher Supplemental Savings and Thrift Plan are as follows:

Mr. Gallagher—$306,500

Mr. Howell—$239,975

Mr. Durkin—$136,237

Mr. McGurn—$138,356

2006 Pension Benefits

Name and Principal Position	Plan Name	Number of Years of Credited Service (#)	Present Value of Accumulated Benefit ($)
J. Patrick Gallagher, Jr.	Arthur J. Gallagher & Co.	25	306,500
Chairman, President and Chief Executive Officer	Employees’ Pension Plan

Douglas K. Howell	Arthur J. Gallagher & Co.	1	4,000
Vice President and Chief Financial Officer	Employees’ Pension Plan

James W. Durkin, Jr.	Arthur J. Gallagher & Co.	25	342,100
Vice President	Employees’ Pension Plan

James S. Gault	Arthur J. Gallagher & Co.	25	284,300
Vice President	Employees’ Pension Plan

David E. McGurn, Jr.	Arthur J. Gallagher & Co.	25	251,500
Vice President	Employees’ Pension Plan

The Company maintains a non-contributory defined benefit pension plan which is qualified under the Internal Revenue Code and which historically has covered substantially all domestic employees. In the second quarter of 2005, the Company amended the plan to freeze the accrual of future benefits for all domestic employees effective July 1, 2005. Benefits under the Plan are based upon the employee’s highest average annual earnings for a five calendar-year period with the Company and are payable after retirement in the form of an annuity or a lump sum. A person’s earnings for purposes of the plan include all compensation other than allowances such as moving expenses and any pre-tax contributions under the 401(k) feature of the Savings and Thrift Plan. The amount of annual earnings that may be considered in calculating the benefits under the Plan is limited by law. The maximum amount of annual earnings allowable by law to be considered in 2005, the last year that benefits could be accrued, was $210,000.

Benefits under the plan are calculated as an annuity equal to 1% of the participant’s highest annual average earnings multiplied by years of service, and commencing upon the participant’s retirement on or after age 65. The maximum allowable years of service under the pension plan is 25. The maximum benefit under the pension plan upon retirement would be $53,318 per year, payable at age 65 in accordance with IRS regulations. Participants also may elect to commence their pensions anytime on or after attaining age 55 if they retire prior to age 65, with an actuarial reduction to reflect the earlier commencement date. For additional information on the valuation assumptions with respect to pensions, refer to note 15 of the Company financial statements in the Form 10-K for the year ended December 31, 2006, as filed with the SEC.

2006 Nonqualified Deferred Compensation

Name and Principal Position	Executive Contributions in Last Fiscal Year ($)(1)	Registrant Contributions in Last Fiscal Year ($)	Aggregate Earnings in Last Fiscal Year ($)(2)	Aggregate Withdrawals in Last Fiscal Year ($)	Aggregate Balance at Last Year End ($)(3)
J. Patrick Gallagher, Jr.	399,000	47,063	354,287	—	3,490,643
Chairman, President and Chief Executive Officer

Douglas K. Howell	249,975	11,454	22,058	—	438,523
Vice President and Chief Financial Officer

James W. Durkin, Jr.	158,737	7,750	43,464	—	341,480
Vice President

James S. Gault	25,000	14,250	160,147	—	1,336,221
Vice President

David E. McGurn, Jr.	235,856	18,332	68,108	—	1,044,057
Vice President

(1)	Amounts in this column are included in the “Salary” and/or “Non-Equity Incentive Plan Compensation” column in the Summary Compensation Table.
(2)	Amounts in this column are not included in the Summary Compensation Table.
(3)	Amounts in this column include contributions to the Supplemental Saving and Thrift Plan which is reported as compensation to such NEO in the Summary Compensation Table in the following amounts: Mr. Gallagher—$66,779; Mr. Howell—$28,832; Mr. Durkin—$29,460; Mr. Gault—$29,000; and Mr. McGurn—$22,168.

All amounts in this table pertain to our Supplemental Savings and Thrift Plan (the “Supplemental Plan”), which allows certain highly compensated employees to defer amounts on a before-tax basis. Under the

Supplemental Plan, employees who have compensation greater than $220,000 may elect to contribute up to 90% of their salary and 100% of their bonus (including bonuses granted as restricted stock unit awards) to the Supplemental Plan on a before-tax basis. To defer amounts, an employee must elect the amount of the deferral no later than (i) December 31 of the year prior to the year in which the base salary to be deferred is earned, (ii) June 30 of the year in which performance-based bonus amounts are earned and (iii) within 30 days after a restricted stock unit award is granted and at least twelve months before the first vesting date. In addition, the Company matches any contribution on a dollar for dollar basis limited to an amount equal to the lesser of (i) the amount contributed or (ii) five percent of the employee’s regular earnings minus the maximum contribution that we could have matched under the 401(k) Plan. Amounts held in the Supplemental Plan accounts are payable as of the employee’s termination of employment, or such other time as the employee elects in advance of the deferral, subject to certain exceptions set forth in IRS regulations. Participants in the Supplemental Plan may elect the investment funds used to measure the earnings credited to their plan accounts, and may change such elections on any regular business day. Participants who elect to defer restricted stock units under the Supplemental Plan instead may elect that the deferral continue to be measured by the value of Company common stock. The following table shows the rate of return on the various investment funds that NEOs could invest in during 2006 as reported by the Plan administrator:

Name of Fund	Rate of Return	Name of Fund	Rate of Return
Money Market (Babson)	4.53%	Aggressive Growth (Sands/Delaware)	5.90%
Core Bond (Babson)	3.92%	Blue Chip Growth (T Rowe Price)	8.74%
Total Return Bond (PIMCO)	3.74%	Small Company Opportunities (OFI Inst)	9.53%
Large Cap Value (Davis)	14.65%	MidCap Growth II (T Rowe Price)	7.45%
Fundamental Value (Wellington)	21.05%	Small Cap Growth (W&R/Wellington) Arthur J. Gallagher & Co. stock	9.32% -0.42%
Indexed Equity (Northern Trust)	15.27%

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE-IN-CONTROL

As noted under “Compensation Discussion and Analysis—Post-Termination Compensation—Severance Agreements and Change in Control Agreements” on page 19 of this Proxy Statement, we have entered into a Change in Control Agreement with each of our NEOs that provides for payments in connection with a change in control and such officer’s termination. These agreements provide for payments and other benefits if the NEO is terminated under circumstances specified in the Change in Control Agreements within 24 months after a Change in Control of the Company. Additionally, the Company maintains for the benefit of all employees a Severance Pay Plan which provides payments to an employee who is terminated under circumstances set forth in the plan within two years of a Hostile Change in Control. A description of the terms of these Change in Control agreements and the Severance Pay Plan follows.

Change in Control Agreements

The Change in Control Agreements provide that the executive is entitled to benefits under the Agreement if there is a “Termination” of the executive within 24 months after a “Change in Control”. A “Change in Control” occurs (i) if a person or group is or becomes the beneficial owner, directly or indirectly, of securities holding 50% or more of the voting power to elect directors, (ii) a change in the composition of our Board of Directors such that within a period of two consecutive years, individuals who at the beginning of such two-year period constitute the Board of Directors and any new Directors elected or nominated by at least two-thirds of the Directors who were either Directors at the beginning of the two-year period or were so elected or nominated, cease for any reason to constitute at least a majority of the Board of Directors, or (iii) the stockholders of the Company approve the sale of all or substantially all of the assets of the Company or any merger, consolidation, issuance of securities or purchase of assets, the result of which would be the occurrence of any event described in (i) or (ii) above.

A “Termination” means either (i) a termination by the Company of the employment of the executive for any reason other than death, physical or mental incapacity or “cause” within 24 months after a Change in Control or (ii) resignation of the executive within 24 months after a Change in Control upon the occurrence of (1) a material change in the nature or scope of the executive’s authorities, powers, functions or duties, (2) a reduction in the executive’s total compensation, (3) any relocation of the executive’s principal place of employment more than 35 miles from the executive’s location prior to the change in control, (4) a breach of the agreement by the Company or (5) a good faith determination by the executive that as a result of the change in control, the executive’s position is materially affected. “Cause” means the gross misconduct or willful and material breach of the Agreement by the executive.

Payment Obligations Under Change in Control Agreements

If a Change in Control occurred and a NEO was terminated, the NEO would be entitled to receive a lump sum severance payment equal to salary and bonus payments for a 24-month calendar month period on the basis of a salary rate which is not less then the executive’s annual salary prior to the termination, or if greater, the salary at the time of the Change in Control and the annual bonus prior to termination or, if greater, the annual bonus prior to the Change in Control. The severance payment would be made in a lump sum not more than seven days after the date of termination.

The Change in Control Agreement also provides that the NEO would be eligible to receive a “gross-up” payment from us to the extent that the NEO incurs excise taxes under Section 4999 of the Internal Revenue Code which relates to so-called “excess parachute payments”.

The Change in Control Agreements also provide that the executive shall continue to participate in welfare benefit plans, including medical, dental, life and disability insurance at the same cost to the executive for the shorter of a two-year period or until the executive becomes covered by a plan provided by someone other than the Company that provides coverage or benefits equal to or greater than the plan provided by the Company. The NEO is also entitled to any unpaid salary and a lump sum cash payment for accumulated but unused vacation. There are no non-compete, non-solicitation or non-disparagement covenants in the Change in Control Agreements that are required to be met, or release of claims that is required to be executed, to receive benefits payments under such Agreements.

Severance Pay Plan

In addition to the Change in Control Agreements, the Company has a Severance Pay Plan that provides severance compensation to employees who are terminated after a hostile takeover. The plan defines a hostile takeover to include, among other events, the following events, if not approved by two-thirds of the members of the Board of Directors in office immediately prior to any such events: the election of directors not nominated by the Board of Directors, a business combination, such as a merger, not approved by the holders of 80% or more of the Common Stock and the Board of Directors or not meeting various "fair price" criteria, or the acquisition of 20% or more of the combined voting power of the Company’s stock by any person or entity. All full-time and part-time employees, including NEOs, who are regularly scheduled to work 20 or more hours per week and who have completed at least two years of continuous employment with the Company are participants in the plan. A severance benefit is payable under the plan if a participant’s employment with the Company terminates voluntarily or involuntarily within two years after a hostile takeover for reasons such as reduction in compensation, discontinuance of employee benefit plans without replacement with substantially similar plans, change in duties or status, certain changes in job location and involuntary termination of employment for reasons other than “Just Cause”. “Just Cause” is defined as the commission of an act or acts of dishonesty by an employee which constitutes a felony under the laws of the jurisdiction where committed and results in a gain or personal enrichment of the employee at the expense of his employer. For participants who have completed at least two but less than five years of employment, the severance benefit is equal to the employee’s annual compensation during the year immediately preceding the termination of employment. For employees who have completed five or more years of employment, the benefit is equal to two and one-half times the employee’s annual compensation during the 12 months ending on the date of termination of employment, but may not exceed 2.99 times average annual compensation during the preceding five years. Annual compensation is defined for purposes of the plan as the amount of the employee’s wages, salary, bonuses and other incentive compensation. Benefits are payable in a lump sum not later than 10 days after termination of employment. For the NEOs, if the amounts under the Severance Pay Plan, when combined with the amounts under the Change in Control Agreements, would result in the payment of Excess Parachute Payments as defined in section 280G of the Internal Revenue Code, then amounts under the Severance Pay Plan are limited to an amount that would not trigger Excess Parachute Payments. Accordingly, since a trigger under the Severance Pay Plan may also result in payments to the NEOs under the Change in Control Agreements, the NEOs may be limited in the amount they can receive under the Severance Pay Plan. If a gross-up payment is made under the Change in Control Agreements, then no amount would be payable to a NEO under the Severance Pay Plan. There are no non-compete, non-solicitation or non-disparagement covenants in the Severance Pay Plan that are required to be met, or release of claims that is required to be executed, to receive benefits payments pursuant to the Plan.

J. Patrick Gallagher, Jr.

The following table shows the potential payments upon termination or change in control of the Company for J. Patrick Gallagher, Jr., the Company’s Chairman of the Board, Chief Executive Officer and President. All of these amounts are calculated as if the termination or change in control took place December 31, 2006. The amounts below do not include the amount of pension or deferred compensation since these amounts are reflected in the Pension Benefit Table and Nonqualified Deferred Compensation Table, respectively.

Executive Benefits and Payments Upon Separation	Voluntary Termination	Terminated with Cause	Terminated Without Cause	Termination Without Cause or Resignation for Good Reason Following Change in Control
Severance Pay (1)	—	—	$569,216	$3,850,000
Stock Options (2)	$1,253,913	$440,645	$1,253,913	$1,253,913
Restricted Stock (3)	—	—	$601,077	$601,077
Deferred Equity Plan	—	—	$2,697,546	$2,697,546
Health Plan Benefits (4)	—	—	—	$35,623
Life Insurance Benefits (5)	—	—	—	$4,955
Excise Tax & Gross up	—	—	—	$2,463,624

(1)	In compliance with the Company’s severance policy, the amount for severance pay in the Terminated Without Cause column represents Mr. Gallagher’s weekly salary multiplied by the number of years employed at the Company.
(2)	Represents the spread between the aggregate market value of the stock receivable upon the exercise of options over the exercise cost of the stock options upon the termination.
(3)	Represents the value of restricted stock that would accelerate in connection with the specified form of termination. Note if the termination is without cause, the restricted stock continues to vest as if Mr. Gallagher was still employed, while under a change in control, the stock vests immediately.
(4)	Represents the lump-sum present value of all future premiums which will be paid on behalf of Mr. Gallagher under the Company’s health, disability and dental plans.
(5)	Represents the lump-sum present value of all future premiums which will be paid on behalf of Mr. Gallagher under the Company’s group life plan.

Payments to Mr. Gallagher or his beneficiaries had death occurred on December 31, 2006 would include life insurance proceeds of $1,000,000. Payments to Mr. Gallagher if he had been permanently disabled as of December 31, 2006 would be $15,000 per month until he reached the age of 65. In addition, if death or permanent disability occurred, Mr. Gallagher would be entitled to the amounts shown in the stock option, restricted stock and deferred equity plan rows of the above table under the heading Change in Control.

Douglas K. Howell

The following table shows the potential payments upon termination or change in control of the Company for Douglas K. Howell, the Company’s Chief Financial Officer. All of these amounts are calculated as if the termination or change in control took place December 31, 2006. The amounts below do not include the amount of pension or deferred compensation since these amounts are reflected in the Pension Benefit Table and Nonqualified Deferred Compensation Table, respectively.

Executive Benefits and Payments Upon Separation	Voluntary Termination	Terminated with Cause	Terminated Without Cause	Termination Without Cause or Resignation for Good Reason Following Change in Control
Severance Pay (1)	—	—	$32,692	$1,700,000
Stock Options (2)	$120,785	$120,785	$120,785	$464,327
Restricted Stock (3)	—	—	$428,150	$428,150
Deferred Equity Plan	—	—	$674,809	$674,809
Health Plan Benefits (4)	—	—	—	$35,623
Life Insurance Benefits (5)	—	—	—	$2,955
Excise Tax & Gross up	—	—	—	$1,005,455

(1)	In compliance with the Company’s severance policy, the amount for severance pay in the Terminated Without Cause column represents Mr. Howell’s weekly salary multiplied by the number of years employed at the Company.
(2)	Represents the spread between the aggregate market value of the stock receivable upon the exercise of options over the exercise cost of the stock options upon the termination.
(3)	Represents the value of restricted stock that would accelerate in connection with the specified form of termination. Note if the termination is without cause, the restricted stock continues to vest as if the Mr. Howell was still employed, while under a change in control, the stock vests immediately.
(4)	Represents the lump-sum present value of all future premiums which will be paid on behalf of Mr. Howell under the Company’s health, disability and dental plans.
(5)	Represents the lump-sum present value of all future premiums which will be paid on behalf of Mr. Howell under the Company’s group life plan.

Payments to Mr. Howell or his beneficiaries had death occurred on December 31, 2006 would include life insurance proceeds of $919,000. Payments to Mr. Howell if he had been permanently disabled as of December 31, 2006 would be $15,000 per month until he reached the age of 65. In addition, if death or permanent disability occurred, Mr. Howell would be entitled to the amounts shown in the stock option, restricted stock and deferred equity plan rows of the above table under the heading Change in Control.

James W. Durkin, Jr.

The following table shows the potential payments upon termination or change in control of the Company for James W. Durkin, Jr., the Company’s Vice President. All of these amounts are calculated as if the termination or change in control took place December 31, 2006. The amounts below do not include the amount of pension or deferred compensation since these amounts are reflected in the Pension Benefit Table and Nonqualified Deferred Compensation Table, respectively.

Executive Benefits and Payments Upon Separation	Voluntary Termination	Terminated with Cause	Terminated Without Cause	Termination Without Cause or Resignation for Good Reason Following Change in Control
Severance Pay (1)	—	—	$268,274	$1,800,000
Stock Options (2)	$1,507,400	$969,380	$1,507,400	$1,507,400
Restricted Stock (3)	$402,944	—	$402,944	$402,944
Deferred Equity Plan	—	—	$1,487,030	$1,487,030
Health Plan Benefits (4)	—	—	—	$35,623
Life Insurance Benefits (5)	—	—	—	$4,641
Excise Tax & Gross up	—	—	—	—

(1)	In compliance with the Company’s severance policy, the amount for severance pay in the Terminated Without Cause column represents Mr. Durkin’s weekly salary multiplied by the number of years employed at the Company.
(2)	Represents the spread between the aggregate market value of the stock receivable upon the exercise of options over the exercise cost of the stock options upon the termination.
(3)	Represents the value of restricted stock that would accelerate in connection with the specified form of termination. Note if the termination is without cause or there is a voluntary termination, the restricted stock continues to vest as if the Mr. Durkin was still employed, while under a change in control, the stock vests immediately.
(4)	Represents the lump-sum present value of all future premiums which will be paid on behalf of Mr. Durkin under the Company’s health, disability and dental plans.
(5)	Represents the lump-sum present value of all future premiums which will be paid on behalf of Mr. Durkin under the Company’s group life plan.

Payments to Mr. Durkin or his beneficiaries had death occurred on December 31, 2006 would include life insurance proceeds of $526,000. Payments to Mr. Durkin if he had been permanently disabled as of December 31, 2006 would be $15,000 per month until he reached the age of 65. In addition, if death or permanent disability occurred, Mr. Durkin would be entitled to the amounts shown in the stock option, restricted stock and deferred equity plan rows of the above table under the heading Change in Control.

James S. Gault

The following table shows the potential payments upon termination or change in control of the Company for James S. Gault, the Company’s Vice President. All of these amounts are calculated as if the termination or change in control took place December 31, 2006. The amounts below do not include the amount of pension or deferred compensation since these amounts are reflected in the Pension Benefit Table and Nonqualified Deferred Compensation Table, respectively.

Executive Benefits and Payments Upon Separation	Voluntary Termination	Terminated with Cause	Terminated Without Cause	Termination Without Cause or Resignation for Good Reason Following Change in Control
Severance Pay (1)	—	—	$338,464	$2,100,000
Stock Options (2)	$289,385	$289,385	$289,385	$863,450
Restricted Stock (3)	—	—	$98,490	$98,490
Deferred Equity Plan	—	—	$1,684,087	$1,684,087
Health Plan Benefits (4)	—	—	—	$35,623
Life Insurance Benefits (5)	—	—	—	$3,203
Excise Tax & Gross up	—	—	—	—

(1)	In compliance with the Company’s severance policy, the amount for severance pay in the Terminated Without Cause column represents Mr. Gault’s weekly salary multiplied by the number of years employed at the Company.
(2)	Represents the spread between the aggregate market value of the stock receivable upon the exercise of options over the exercise cost of the stock options upon the termination.
(3)	Represents the value of restricted stock that would accelerate in connection with the specified form of termination. Note if the termination is without cause, the restricted stock continues to vest as if the Mr. Gault was still employed, while under a change in control, the stock vests immediately.
(4)	Represents the lump-sum present value of all future premiums which will be paid on behalf of Mr. Gault under the Company’s health, disability and dental plans.
(5)	Represents the lump-sum present value of all future premiums which will be paid on behalf of Mr. Gault under the Company’s group life plan.

Payments to Mr. Gault or his beneficiaries had death occurred on December 31, 2006 would include life insurance proceeds of $664,000. Payments to Mr. Gault if he had been permanently disabled as of December 31, 2006 would be $15,000 per month until he reached the age of 65. In addition, if death or permanent disability occurred, Mr. Gault would be entitled to the amounts shown in the stock option, restricted stock and deferred equity plan rows of the above table under the heading Change in Control.

David E. McGurn, Jr.

The following table shows the potential payments upon termination or change in control of the Company for David E. McGurn, Jr., the Company’s Vice President. All of these amounts are calculated as if the termination or change in control took place December 31, 2006. The amounts below do not include the amount of pension or deferred compensation since these amounts are reflected in the Pension Benefit Table and Nonqualified Deferred Compensation Table, respectively.

Executive Benefits and Payments Upon Separation	Voluntary Termination	Terminated with Cause	Terminated Without Cause	Termination Without Cause or Resignation for Good Reason Following Change in Control
Severance Pay (1)	—	—	$242,312	$1,500,000
Stock Options (2)	$990,435	$990,435	$990,435	$1,577,800
Restricted Stock	—	—	—	—
Deferred Equity Plan	—	—	$1,603,649	$1,603,649
Health Plan Benefits (3)	—	—	—	$35,623
Life Insurance Benefits (4)	—	—	—	$3,067
Excise Tax & Gross up	—	—	—	—

(1)	In compliance with the Company’s severance policy, the amount for severance pay in the Terminated Without Cause column represents Mr. McGurn’s weekly salary multiplied by the number of years employed at the Company.
(2)	Represents the spread between the aggregate market value of the stock receivable upon the exercise of options over the exercise cost of the stock options upon the termination.
(3)	Represents the lump-sum present value of all future premiums which will be paid on behalf of Mr. McGurn under the Company’s health, disability and dental plans.
(4)	Represents the lump-sum present value of all future premiums which will be paid on behalf of Mr. McGurn under the Company’s group life plan.

Payments to Mr. McGurn or his beneficiaries had death occurred on December 31, 2006 would include life insurance proceeds of $638,000. Payments to Mr. McGurn if he had been permanently disabled as of December 31, 2006 would be $15,000 per month until he reached the age of 65. In addition, if death or permanent disability occurred, Mr. McGurn would be entitled to the amounts shown in the stock option, restricted stock and deferred equity plan rows of the above table under the heading Change in Control.

2006 Non-Employee Director Compensation Table

Name	Year	Fees Earned or Paid in Cash ($)(3)	Stock Awards ($)(4)	Option Awards ($)(5)(6)(7)	All Other Compensation ($)(8)	Total ($)
William L. Bax (1)	2006	9,000	—	—	—	9,000

T. Kimball Brooker	2006	43,000	108,120	—	2,400	153,520

Gary P. Coughlan	2006	45,000	108,120	—	4,400	157,520

Robert E. Gallagher (2)	2006	—	—	—	—	—

Ilene S. Gordon	2006	39,000	108,120	—	4,400	151,520

Elbert O. Hand	2006	37,000	108,120	—	4,400	149,520

David S. Johnson	2006	37,000	108,120	—	2,400	147,520

Kay McCurdy	2006	23,000	108,120	54,849	2,400	188,369

James R. Wimmer	2006	15,000	108,120	54,849	2,400	180,369

Total	2006	248,000	756,840	109,698	22,800	1,137,338

(1)	Joined the Board on October 19, 2006.
(2)	Ceased being a Board member in August, 2006. While a board member, Mr. Gallagher received no fees or other compensation for serving as a director. He was paid $183,344 in salary in 2006 for services he rendered to the Company as an officer of the Company.
(3)	Consists of the amounts described below under “Cash Compensation”. With respect to Messrs. Brooker, Coughlan and Wimmer and Ms. Gordon includes, $1,500, $5,000, $5,000 and $1,500, respectively, for services as committee chairperson.
(4)	This column represents the dollar amount recognized for financial statement purposes with respect to the 2006 fiscal year for fair value of restricted stock granted in 2006 in accordance with SFAS 123R. For additional information on the valuation assumptions with respect to restricted stock grants, refer to note 13 of the Company financial statements in the Form 10-K for the year ended December 31, 2006, as filed with the SEC. On May 16, 2006, each of Messrs. Brooker, Coughlan, Hand, Johnson and Wimmer, Ms. Gordon and Ms. McCurdy received 4,000 shares of restricted stock. Such restricted stock vests 34% on May 16, 2007, 33% on May 16, 2008 and 33% on May 16, 2009. As of December 31, 2006, no non-employee director had any other outstanding restricted stock awards.
(5)	This column represents the dollar amount recognized for financial statement purposes with respect to the 2006 fiscal year for fair value of options granted in 2006 and prior years, in accordance with SFAS 123R. For additional information on the valuation assumptions with respect to option grants, refer to note 11 of the Company financial statements in the Form 10-K for the year ended December 31, 2006, as filed with the SEC. Includes shares granted pursuant to discretionary option grants of 25,000 shares (i) made to Messrs. Brooker, Coughlan, Hand and Wimmer and Ms. Gordon on May 21, 2003 with an exercise price of $25.79 (8,250 of which vested May 21, 2006), (ii) made to Messrs. Brooker, Coughlan, Hand, Johnson and Wimmer and Ms. Gordon on May 18, 2004 with an exercise price of $30.58 (8,250 of which vested May 18, 2006) and (iii) made to Messrs. Brooker, Coughlan, Hand, Johnson and Wimmer and Ms. Gordon on May 17, 2005 with an exercise price of $27.10 (8,500 of which vested May 17, 2006).
(6)	The number of shares outstanding as of December 31, 2006 related to option awards for each Director listed above were as follows: Mr. Brooker—173,000; Mr. Coughlan—126,500; Ms. Gordon—163,920; Mr. Hand—76,500; Mr. Johnson—50,000; Ms. McCurdy—7,769; and Mr. Wimmer—166,304.

(7)	Each of Mr. Wimmer and Ms. McCurdy elected to receive options in lieu of their 2006 annual director retainer. Accordingly on May 16, 2006, each received options for 7,769 shares of common stock with an exercise price of $27.03 per share. These shares vest one-fourth each quarter beginning August 16, 2006. 3,885 of these shares vested in 2006.
(8)	Includes dividends paid on shares outstanding as of December 31, 2006 related to restricted stock awards for each director and matching contributions made to charitable organizations on behalf of the director via the Gallagher Foundation.

Cash Compensation

Annual Retainer. Each non-employee director receives an annual retainer of $30,000 per year or, in lieu of the cash retainer and at their election, options to purchase shares of the Company’s Common Stock at the fair market value at the date of grant. The year for purposes of paying the retainer begins at the time of the annual meeting and ends at the next annual meeting.

Attendance Fees. Each non-employee director receives a fee of $1,000 for attendance at each Board meeting or committee meeting on a date other than a Board meeting date.

Chairmanship. The Chairman of each Committee of the Board of Directors (other than the Executive Committee) receives an annual fee. Accordingly, Messrs. Coughlan and Wimmer receive annual chairman fees of $5,000 for the Audit and Compliance Committees, respectively, and Mr. Brooker and Ms. Gordon receive annual chairman fees of $1,500 for the Compensation and Nominating/Governance Committees, respectively. Beginning January 1, 2007 the fees for the chairman of the Audit, Compensation and Nominating/Governance Committees were raised to $10,000, $5,000 and $5,000, respectively.

Equity-Based Compensation

Restricted Stock. The Company annually grants to the Directors an equity incentive award. In 2006 this incentive grant was made in restricted stock units and thus on May 16, 2006 each of Messrs. Brooker, Coughlan, Hand, Johnson and Wimmer, Ms. Gordon and Ms. McCurdy received 4,000 shares of restricted stock. Such restricted stock vests 34% on May 16, 2007, 33% on May 16, 2008 and 33% on May 16, 2009.

Options. In 1989, the Company’s stockholders approved the adoption of the Company’s 1989 Non-Employee Directors’ Stock Option Plan, which has been subsequently amended (as amended, the “1989 Plan”). The 1989 Plan currently provides that non-employee directors are eligible to be granted nonqualified options to purchase a maximum of 1,925,000 shares of the Company’s Common Stock. The 1989 Plan encompasses options granted to non-employee directors at the discretion of the Compensation Committee of the Company’s Board of Directors (“Discretionary Options”) and options granted to non-employee directors pursuant to an election made by a non-employee director to receive options in lieu of his or her annual retainer (“Retainer Options”). Shares issued upon exercise of options granted under the 1989 Plan may be repurchased shares held by the Company or authorized but previously unissued shares. Under the 1989 Plan, a Discretionary Option shall be exercisable at such rate and price as may be fixed by the Compensation Committee. Discretionary Options terminate if not exercised by the date set forth in the 1989 Plan or by such date established by the Compensation Committee at the time it makes the grant.

Pursuant to the terms of the 1989 Plan, for 2006 Mr. Wimmer and Ms. McCurdy have, and for 2007 Ms. McCurdy has, elected to receive their annual retainers in the form of an option to purchase the

Company’s Common Stock. A Retainer Option will have an exercise price per share equal to the fair market value of a share of Company Common Stock on the date the option is granted. The number of shares of Common Stock subject to a Retainer Option will have a fair market value as of the date of the grant equal to a multiple of the forgone retainer. For options granted in 2006, the multiple is seven. Retainer Options will become exercisable over four quarterly periods following the date of grant and remain exercisable until the later of the date the director ceases to serve on the Board of Directors and the tenth anniversary of the date of grant. On May 16, 2006, the Company granted Retainer Options for 7,769 shares of the Company’s Common Stock to each of Mr. Wimmer and Ms. McCurdy at an exercise price of $27.03 per share.

Benefits

Non-employee directors are reimbursed for travel and accommodation expenses incurred in attending Board or committee meetings. In addition, each director is eligible to participate in our matching charitable gift program, whereby a matching contribution of up to $2,000 is made to charitable organizations on behalf of an individual via the Gallagher Foundation.

REPORT OF THE AUDIT COMMITTEE

Notwithstanding anything to the contrary set forth in any of the Company’s filings under the Securities Act or the Exchange Act that might incorporate filings, including this Proxy Statement, in whole or in part, the following report shall not be incorporated by reference into any such filings.

In discharging its oversight responsibility as to the audit process, the Committee obtained a formal written statement from the independent registered public accounting firm describing all relationships between the independent registered public accounting firm and the Company that might bear on the independence of the independent registered public accounting firm consistent with Independence Standards Board Standard No. 1 “Independence Discussions with Audit Committees” and discussed with the independent registered public accounting firm any relationships that may impact their objectivity and independence. The Committee discussed and reviewed with the independent registered public accounting firm all communications required by standards of the Public Accounting Oversight Board (United States), including those described in Statement on Auditing Standards No. 61, as amended, “Communication with Audit Committees”, SEC Rules and other professional standards. The Committee reviewed and discussed with management and the independent registered public accounting firm the audited consolidated financial statements of the Company as of and for the fiscal year ended December 31, 2006 and the Company’s internal control over financial reporting as of December 31, 2006.

Management of the Company is responsible for the preparation, presentation and integrity of the Company’s consolidated financial statements, the Company’s accounting and financial reporting principles, and internal controls designed to assure compliance with accounting standards and applicable laws and regulations. The independent registered public accounting firm is responsible for auditing the Company’s consolidated financial statements and expressing an opinion as to their conformity with U.S. generally accepted accounting principles and on management’s assessment of internal controls. Management has represented to the Committee that the Company’s consolidated financial statements were prepared in accordance with U.S. generally accepted accounting principles and in compliance with the Company’s internal controls. It is not the duty of the Committee to plan or conduct audits or to determine that the Company’s consolidated financial statements are complete and accurate and in accordance with U.S. generally accepted accounting principles or assess the effectiveness of the Company’s internal controls. Accordingly, the Audit Committee’s considerations and discussions referred to above do not assure that the audit of the Company’s consolidated financial statements and internal control over financial reporting has been carried out in accordance with standards of the Public Company Accounting Oversight Board (United States) and generally accepted auditing standards, as appropriate, that the financial statements are presented in accordance with U.S. generally accepted accounting principles or that the Company’s independent registered public accounting firm is in fact “independent”.

Based on the above-mentioned review and discussions with management and the independent registered public accounting firm, the Committee recommended to the Board that the Company’s audited consolidated financial statements be included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2006, for filing with the SEC.

Audit Committee

Gary P. Coughlan (Chairman)

William L. Bax

T. Kimball Brooker

James R. Wimmer

PROPOSAL 2—RATIFICATION OF THE APPOINTMENT OF

ERNST & YOUNG LLP AS THE COMPANY’S

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

FOR THE FISCAL YEAR ENDING DECEMBER 31, 2007

The Audit Committee has considered the qualifications of Ernst & Young LLP and recommended that the Board of Directors appoint them as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2007. The Board of Directors wishes to obtain stockholders’ ratification of the Board’s action in such appointment. A resolution ratifying the appointment will be offered at the meeting. If the resolution is not adopted, the adverse vote will be considered as a direction to the Board to select another independent registered public accounting firm for the following year. Because of the difficulty and expense of making any substitution of an independent registered public accounting firm so long after the beginning of the current year, it is contemplated that the appointment for the year 2007 will stand unless the Board finds other good reason for making a change.

Principal Accountant Fees and Services

The following is a summary of the fees billed to the Company by Ernst & Young LLP for professional services rendered for the fiscal years ended December 31, 2006 and December 31, 2005:

	2006	2005
Audit Fees	$1,987,000	$1,709,000
Audit-Related Fees	555,000	352,000
Tax Fees	318,000	530,000
All Other Fees	6,000	6,000

Totals	$2,866,000	$2,597,000

Fees for audit services include fees associated with the annual audit of the Company and its subsidiaries and the attestation of management’s report on the effectiveness of internal control over financial reporting, the review of the Company’s quarterly reports on Form 10-Q and annual report on Form 10-K, and statutory audits required internationally. Audit-related fees principally include due diligence in connection with acquisitions, audits in connection with the Company’s employee benefit plans, issuance of service auditor reports (SAS 70) related to operations at two Company subsidiaries and advisory work related to the Company’s preparation to meet the requirements of Section 404 of the Sarbanes-Oxley Act of 2002. Tax fees include tax compliance, tax advice and tax planning related to federal, state and international tax matters. All other fees principally include fees for access to an online accounting and tax information database in 2005 and 2006.

All audit-related services, tax services and other services for fiscal years 2006 and 2005 were pre-approved by the Audit Committee. It is the policy of the Audit Committee to pre-approve the engagement of the independent registered public accounting firm before such accountant is engaged by the Company to render audit or other services.

A representative of Ernst & Young LLP will be present at the Annual Meeting to respond to appropriate questions and to make a statement if the representative so desires.

Ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2007 requires the affirmative vote of the holders of a majority of the shares of Common Stock represented at the Annual Meeting, in person or by proxy, and entitled to vote thereon.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE

FOR THE RATIFICATION OF THE APPOINTMENT OF

ERNST & YOUNG LLP AS THE COMPANY’S

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2007.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

The Company’s executive officers, directors and 10% stockholders are required under the Securities Exchange Act of 1934 to file reports of ownership and changes in ownership with the Securities and Exchange Commission and the New York Stock Exchange. Copies of these reports must also be furnished to the Company.

Based solely on a review of copies of reports furnished to the Company, or written representations that no additional reports were required, the Company believes that during 2006 its executive officers, directors and 10% holders complied with all filing requirements.

SUBMISSION OF STOCKHOLDER PROPOSALS FOR 2008 ANNUAL MEETING

Stockholder proposals to be presented at the 2008 Annual Meeting of Stockholders must be received by the Company at its principal office on or before December 7, 2007 to be considered for inclusion in the Company’s proxy materials for that meeting. With respect to any stockholder proposal to be presented at the 2008 Annual Meeting of Stockholders that is received by the Company after February 20, 2008, the proxies solicited on behalf of the Board of Directors may exercise discretionary voting power.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

We or one or more of our subsidiaries may occasionally enter into transactions with certain “related persons.” Related persons include our executive officers, directors, director nominees, beneficial owners of 5% or more of our common stock, immediate family members of these persons and entities in which one of these persons has a direct or indirect material interest. We refer to transactions with these related persons as “related person transactions.” The Company’s legal staff is principally responsible for the development and implementation of controls to obtain information from the directors and executive officers with respect to related person transactions and for then determining, based on the facts and circumstances, whether the Company or a related person has a direct or indirect material interest in the transaction. In addition the Compensation Committee reviews and approves or ratifies any related person transaction pertaining to compensation and the Audit Committee reviews and approves or ratifies any other related person transaction. The Compensation Committee or Audit Committee considers all relevant factors when determining whether to approve a related person transaction including, without limitation, whether the terms of the proposed transaction are at least as favorable to us as those that might be achieved with an unaffiliated third party. In accordance with the written related party policy adopted by each of the Audit Committee and Compensation Committee, among other relevant factors, the appropriate committee considers each of the following:

•	the size of the transaction and the amount of consideration payable to a related person;

•	the nature of the interest of the applicable executive officer, director or 5% stockholder on the transaction;

•	whether the transaction may involve a conflict of interest;

•	whether the transaction involves the provision of goods and services to us that are available from unaffiliated third parties; and

•

whether the proposed transaction is on terms and made under circumstances that are at least as favorable to us as would be available in comparable transactions with or involving unaffiliated third parties.

Each of the following related person transactions has been approved by the appropriate committee pursuant to these policies and procedures.

Certain directors and executive officers have immediate family members who are employed by the Company. The compensation of each such family member was established by the Company in accordance with its employment and compensation practices applicable to employees with equivalent qualifications and responsibilities and holding similar positions and is comparable to compensation paid to unrelated third parties for similar services. A sister of J. Patrick Gallagher, Jr. was employed by the Company in 2006 and was paid an aggregate amount of $253,800 in salary and bonus. A brother of J. Patrick Gallagher, Jr. was employed by the Company in 2006 and was paid an aggregate amount of $445,970 in salary and bonus and had a $120,000 relocation loan forgiven. A brother-in-law of J. Patrick Gallagher, Jr. was employed by the Company in 2006 and was paid an aggregate amount of $449,300 in salary and bonus. A brother of James W. Durkin, Jr. was employed by the Company in 2006 and was paid an aggregate amount of $ 323,900 in salary and bonus.

In 2006 the Company paid $495,000, to Advanced Group for certain temporary personnel related services. A brother of J. Patrick Gallagher, Jr. is an Executive Vice President of Advanced Group. The Company engaged Advanced Group in the ordinary course of business in accordance with its normal procedures for engaging service providers and on terms no less favorable than could be obtained from unaffiliated third parties.

OTHER MATTERS

The Company knows of no other matters to be presented for action at the meeting. If any other matters should properly come before the meeting or any adjournment thereof, such matters will be acted upon by the person named as proxy in the accompanying proxy according to his best judgment in the best interests of the Company.

The Annual Report to Stockholders containing financial statements for the year ended December 31, 2006, and other information concerning the Company is being furnished to the stockholders but is not to be regarded as proxy soliciting material.

The material referred to in this proxy statement under the captions “Report of the Audit Committee”, and “Compensation Committee Report” shall not be deemed “soliciting material” or “filed” with the SEC or subject to the liabilities of Section 18 of the Exchange Act except to the extent that the Company specifically incorporates any of the material in a document filed under the Securities Act of 1933, as amended, or the Exchange Act.

Each stockholder is urged to mark, date, sign and return the enclosed proxy card in the envelope provided for that purpose. Your prompt response is helpful and your cooperation will be appreciated.

Dated: April 5, 2007

By Order of the Board of Directors

JOHN C. ROSENGREN

Secretary

☒

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.

Annual Meeting Proxy Card
Ú PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. Ú

A	Proposals — The Board of Directors recommends a vote FOR all Class II nominees listed for a term expiring in 2010 and FOR Proposal 2.

1.	Election of Directors:	For	Withhold				For	Withhold		For	Withhold	+
	01 - William L. Bax	☐	☐	02 -T. Kimball Brooker			☐	☐	03 - David S. Johnson	☐	☐

				For	Against	Abstain
2.	Ratification of the appointment of Ernst & Young LLP as the independent registered public accounting firm of the Company for 2007.			☐	☐	☐

B	Non-Voting Items

Change of Address — Please print new address below.

C	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

IMPORTANT: Please sign your name exactly as it appears above. In the case of joint holders, all should sign. When signing as an attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.

/ /

■	3 1 A V	+

Ú PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. Ú

Proxy — Arthur J. Gallagher & Co.

Two Pierce Place

Itasca, Illinois 60143

This Proxy is Solicited on Behalf of the Board of Directors

The stockholder hereby appoints J. Patrick Gallagher, Jr. as attorney and proxy, with the power to appoint a substitute, and hereby authorizes him to represent and to vote, as designated herein, all the shares of voting stock of Arthur J. Gallagher & Co. held of record by the stockholder on March 19, 2007, at the Annual Meeting of Stockholders to be held on May 15, 2007 or any adjournment thereof.

In His Discretion, the Proxy is authorized to vote upon such other business as may properly come before the meeting.

This proxy when properly executed will be voted in the manner directed herein by the stockholder. If no direction is made, this proxy will be voted for Proposals 1 and 2. This proxy is revocable at any time.

PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

(Continued and to be signed on reverse side.)

☒

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.

Annual Meeting Proxy Card
Ú PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. Ú

A	Proposals — The Board of Directors recommends a vote FOR all Class II nominees listed for a term expiring in 2010 and FOR Proposal 2.

1.	Election of Directors:	For	Withhold				For	Withhold		For	Withhold	+
	01 - William L. Bax	☐	☐	02 - T. Kimball Brooker			☐	☐	03 - David S. Johnson	☐	☐

				For	Against	Abstain
2.	Ratification of the appointment of Ernst & Young LLP as the independent registered public accounting firm of the Company for 2007.			☐	☐	☐

B	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

IMPORTANT: Please sign your name exactly as it appears above. In the case of joint holders, all should sign. When signing as an attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.

/ /

■	1 U P X	+

Ú PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. Ú

Proxy — Arthur J. Gallagher & Co.

Two Pierce Place

Itasca, Illinois 60143

This Proxy is Solicited on Behalf of the Board of Directors

The stockholder hereby appoints J. Patrick Gallagher, Jr. as attorney and proxy, with the power to appoint a substitute, and hereby authorizes him to represent and to vote, as designated herein, all the shares of voting stock of Arthur J. Gallagher & Co. held of record by the stockholder on March 19, 2007, at the Annual Meeting of Stockholders to be held on May 15, 2007 or any adjournment thereof.

In His Discretion, the Proxy is authorized to vote upon such other business as may properly come before the meeting.

This proxy when properly executed will be voted in the manner directed herein by the stockholder. If no direction is made, this proxy will be voted for Proposals 1 and 2. This proxy is revocable at any time.

PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

(Continued and to be signed on reverse side.)